                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                               AVANEX CORPORATION,

                             PEARL ACQUISITION CORP.

                                       AND

                           OPLINK COMMUNICATIONS, INC.

                           DATED AS OF MARCH 18, 2002

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
ARTICLE I THE MERGER..........................................................................  2

     1.1    The Merger........................................................................  2
            ----------
     1.2    Effective Time; Closing...........................................................  2
            -----------------------
     1.3    Effect of the Merger..............................................................  2
            --------------------
     1.4    Certificate of Incorporation; Bylaws..............................................  2
            ------------------------------------
     1.5    Effect on Capital Stock...........................................................  3
            -----------------------
     1.6    Surrender of Certificates.........................................................  4
            -------------------------
     1.7    No Further Ownership Rights in Oplink Common Stock................................  6
            --------------------------------------------------
     1.8    Lost, Stolen or Destroyed Certificates............................................  6
            --------------------------------------
     1.9    Tax Consequences..................................................................  6
            ----------------
     1.10   Taking of Necessary Action; Further Action........................................  6
            ------------------------------------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF OPLINK...........................................  6

     2.1    Organization of Oplink............................................................  7
            ----------------------
     2.2    Oplink Capital Structure..........................................................  7
            ------------------------
     2.3    Obligations With Respect to Capital Stock.........................................  8
            -----------------------------------------
     2.4    Authority.........................................................................  8
            ---------
     2.5    SEC Filings; Oplink Financial Statements.......................................... 10
            ----------------------------------------
     2.6    Absence of Certain Changes or Events.............................................. 11
            ------------------------------------
     2.7    Taxes............................................................................. 11
            -----
     2.8    Oplink Intellectual Property...................................................... 12
            ----------------------------
     2.9    Compliance; Permits; Restrictions................................................. 16
            ---------------------------------
     2.10   Litigation........................................................................ 17
            ----------
     2.11   Brokers' and Finders' Fees........................................................ 17
            --------------------------
     2.12   Employee Benefit Plans............................................................ 17
            ----------------------
     2.13   Absence of Liens and Encumbrances................................................. 20
            ---------------------------------
     2.14   Environmental Matters............................................................. 20
            ---------------------
     2.15   Agreements, Contracts and Commitments............................................. 21
            -------------------------------------
     2.16   Oplink Properties................................................................. 22
            -----------------
     2.17   Statements; Joint Proxy Statement/Prospectus...................................... 23
            --------------------------------------------
     2.18   Board Approval.................................................................... 23
            --------------
     2.19   Opinion of Financial Advisors..................................................... 23
            -----------------------------
     2.20   Vote Required..................................................................... 24
            -------------
     2.21   State Takeover Statutes........................................................... 24
            -----------------------
     2.22   Oplink Rights Agreement........................................................... 24
            -----------------------
     2.23   Repatriation of Dividends and Other Distributions................................. 24
            -------------------------------------------------
     2.24   PRC Taxes......................................................................... 24
            ---------
     2.25   Foreign Corrupt Practices Act..................................................... 24
            -----------------------------

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             Page
                                                                                             ----
ARTICLE III REPRESENTATIONS AND WARRANTIES OF AVANEX AND MERGER
     SUB...................................................................................... 25

     3.1    Organization of Avanex............................................................ 25
            ----------------------
     3.2    Avanex Capital Structure.......................................................... 25
            ------------------------
     3.3    Obligations With Respect to Capital Stock......................................... 26
            -----------------------------------------
     3.4    Authority......................................................................... 27
            ---------
     3.5    SEC Filings; Avanex Financial Statements.......................................... 28
            ----------------------------------------
     3.6    Absence of Certain Changes or Events.............................................. 28
            ------------------------------------
     3.7    Taxes............................................................................. 29
            -----
     3.8    Avanex Intellectual Property...................................................... 30
            ----------------------------
     3.9    Compliance; Permits; Restrictions................................................. 33
            ---------------------------------
     3.10   Litigation........................................................................ 34
            ----------
     3.11   Brokers' and Finders' Fees........................................................ 34
            --------------------------
     3.12   Employee Benefit Plans............................................................ 34
            ----------------------
     3.13   Absence of Liens and Encumbrances................................................. 37
            ---------------------------------
     3.14   Environmental Matters............................................................. 37
            ---------------------
     3.15   Agreements, Contracts and Commitments............................................. 38
            -------------------------------------
     3.16   Avanex Properties................................................................. 39
            -----------------
     3.17   Statements; Joint Proxy Statement/Prospectus...................................... 40
            --------------------------------------------
     3.18   Board Approval.................................................................... 40
            --------------
     3.19   Opinion of Financial Advisor...................................................... 41
            ----------------------------
     3.20   Vote Required..................................................................... 41
            -------------
     3.21   State Takeover Statutes........................................................... 40
            -----------------------
     3.22   Avanex Rights Agreement........................................................... 41
            -----------------------
     3.23   Foreign Corrupt Practices Act..................................................... 41
            -----------------------------

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME................................................ 41

     4.1    Conduct of Business by Oplink..................................................... 41
            -----------------------------
     4.2    Conduct of Business by Avanex..................................................... 45
            -----------------------------

ARTICLE V ADDITIONAL AGREEMENTS............................................................... 48

     5.1    Joint Proxy Statement/Prospectus; Registration Statement.......................... 48
            --------------------------------------------------------
     5.2    Meetings of Stockholders; Board Recommendation.................................... 49
            ----------------------------------------------
     5.3    Acquisition Proposals............................................................. 50
            ---------------------
     5.4    Confidentiality; Access to Information; No Modification of Representations,
            ---------------------------------------------------------------------------
            Warranties or Covenants........................................................... 54
            ------------------------
     5.5    Public Disclosure................................................................. 54
            -----------------
     5.6    Regulatory Filings; Reasonable Efforts............................................ 54
            --------------------------------------
     5.7    Notification of Certain Matters................................................... 56
            -------------------------------
     5.8    Third-Party Consents.............................................................. 57
            --------------------
     5.9    Stock Options and Employee Benefits............................................... 57
            -----------------------------------

                                TABLE OF CONTENTS
                                   (continued)

                                                                                             Page
                                                                                             ----
     5.10   Form S-8.......................................................................... 58
            --------
     5.11   Indemnification................................................................... 58
            ---------------
     5.12   Board of Directors and Executive Officers of Avanex............................... 59
            ---------------------------------------------------
     5.13   Nasdaq Listing.................................................................... 60
            --------------
     5.14   Oplink Affiliates; Restrictive Legend............................................. 60
            -------------------------------------
     5.15   Treatment as Reorganization....................................................... 60
            ---------------------------
     5.16   Section 16 Matters................................................................ 60
            ------------------
     5.17   Rights Plans...................................................................... 61
            ------------
     5.18   Tax Matters....................................................................... 61
            -----------

ARTICLE VI CONDITIONS TO THE MERGER........................................................... 61

     6.1    Conditions to Obligations of Each Party to Effect the Merger...................... 61
            ------------------------------------------------------------
     6.2    Additional Conditions to Obligations of Oplink.................................... 62
            ----------------------------------------------
     6.3    Additional Conditions to the Obligations of Avanex................................ 63
            --------------------------------------------------

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER................................................. 64

     7.1    Termination....................................................................... 64
            -----------
     7.2    Effect of Termination............................................................. 66
            ---------------------
     7.3    Fees and Expenses................................................................. 66
            -----------------
     7.4    Amendment......................................................................... 67
            ---------
     7.5    Extension; Waiver................................................................. 67
            -----------------

ARTICLE VIII GENERAL PROVISIONS............................................................... 68

     8.1    Non-Survival of Representations and Warranties.................................... 68
            ----------------------------------------------
     8.2    Notices........................................................................... 68
            -------
     8.3    Interpretation; Knowledge......................................................... 69
            -------------------------
     8.4    Counterparts...................................................................... 70
            ------------
     8.5    Entire Agreement; Third-Party Beneficiaries....................................... 70
            -------------------------------------------
     8.6    Severability...................................................................... 70
            ------------
     8.7    Other Remedies; Specific Performance.............................................. 70
            ------------------------------------
     8.8    Governing Law..................................................................... 71
            -------------
     8.9    Rules of Construction............................................................. 71
            ---------------------
     8.10   Assignment........................................................................ 71
            ----------
     8.11   Waiver of Jury Trial.............................................................. 71
            --------------------

                                INDEX OF EXHIBITS
                                -----------------


Exhibit A      Oplink Stock Option Agreement

Exhibit B      Avanex Stock Option Agreement

Exhibit C      Avanex Voting Agreement

Exhibit D      Oplink Voting Agreement

Exhibit E      Oplink Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 18, 2002 among Avanex Corporation, a Delaware corporation ("Avanex"), Pearl Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Avanex ("Merger Sub"), and Oplink Communications, Inc., a Delaware corporation ("Oplink").

                                   RECITALS
                                   --------

        A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Avanex and Oplink will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Oplink (the "Merger").

        B. The Board of Directors of Avanex (i) has determined that the Merger is fair to, and in the best interests of, Avanex and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has approved and determined to recommend that the stockholders of Avanex vote to approve the issuance of shares of Avanex Common Stock (as defined below) to the stockholders of Oplink pursuant to the terms of this Agreement (the "Share Issuance").

        C. The Board of Directors of Oplink (i) has determined that the Merger is advisable and fair to, and in the best interests of, Oplink and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has approved and determined to recommend the approval and adoption of this Agreement and the approval of the Merger to the stockholders of Oplink.

        D. Concurrently with the execution of this Agreement and as a condition and inducement to Avanex's and Oplink's willingness to enter into this Agreement, Oplink shall execute and deliver a Stock Option Agreement in favor of Avanex in substantially the form attached hereto as Exhibit A (the "Oplink Stock
                                                    ---------
Option Agreement"), and Avanex shall execute and deliver a Stock Option Agreement in favor of Oplink in substantially the form attached hereto as Exhibit B (the "Avanex Stock Option Agreement" and together with the Oplink
---------
Stock Option Agreement, the "Option Agreements").

        E. Concurrently with the execution of this Agreement and as a condition and inducement to Avanex's and Oplink's willingness to enter into this Agreement, Oplink and certain stockholders of Avanex are entering into voting agreements in substantially the form attached hereto as Exhibit C (the "Avanex
                                                        ---------
Voting Agreements"), and Avanex and certain stockholders of Oplink are entering into voting agreements in substantially the form attached hereto as Exhibit D
                                                                    ---------
(the "Oplink Voting Agreements" and, collectively with the Avanex Voting Agreements, the "Voting Agreements").

        F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1   The Merger. At the Effective Time (as defined in Section 1.2) and
              ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Oplink, the separate corporate existence of Merger Sub shall cease and Oplink shall continue as the surviving corporation. Oplink as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2   Effective Time; Closing. Subject to the provisions of this
              -----------------------
Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

        1.3   Effect of the Merger. At the Effective Time, the effect of the
              --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Oplink and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Oplink and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4   Certificate of Incorporation; Bylaws.
              ------------------------------------

              (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time Article I of the Certificate of
--------  -------
Incorporation shall be amended to read as follows: "The name of the corporation is Oplink Communications, Inc."

              (b) At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws.

        1.5   Effect on Capital Stock. Subject to the terms and conditions of
              -----------------------
this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Oplink or the holders of any of the following securities, the following shall occur:

              (a)  Conversion of Oplink Common Stock. Each share of Common
                   ---------------------------------
Stock, $0.001 par value per share, of Oplink (the "Oplink Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Oplink Common Stock to be canceled pursuant to Section 1.5(c)), will be canceled and extinguished and automatically converted (subject to Sections 1.5(f) and 1.5(g)) into .405344 (the "Exchange Ratio") of a share of Common Stock, par value $0.001 per share, of Avanex (the "Avanex Common Stock") at the Effective Time.

              (b) If any shares of Oplink Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Oplink, then the shares of Avanex Common Stock issued in exchange for such shares of Oplink Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Avanex Common Stock may accordingly be marked with appropriate legends. Oplink shall take all action that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

              (c)  Cancellation of Treasury and Avanex-Owned Stock. Each share
                   -----------------------------------------------
of Oplink Common Stock held by Oplink, Merger Sub or Avanex, or any direct or indirect wholly owned subsidiary of Oplink or Avanex, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

              (d)  Stock Options; Employee Stock Purchase Plan. At the
                   -------------------------------------------
Effective Time, all options to purchase Oplink Common Stock then outstanding (the "Oplink Options") under Oplink's 1995 Stock Plan, 1998 Stock Plan and 2000 Equity Incentive Plan (collectively, the "Oplink Stock Option Plans") shall be assumed by Avanex in accordance with Section 5.9 hereof. Rights outstanding under Oplink's 2000 Employee Stock Purchase Plan shall be treated as set forth in Section 5.9 hereof.

              (e)  Capital Stock of Merger Sub. Each share of Common Stock,
                   ---------------------------
$0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

              (f)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
                   -----------------------------
adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable for, Avanex Common Stock or Oplink Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Avanex Common Stock or Oplink Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

              (g)  Fractional Shares. No fraction of a share of Avanex Common
                   -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Oplink Common Stock who would otherwise be entitled to receive a fraction of a share of Avanex Common Stock (after aggregating all fractional shares of Avanex Common Stock to be received by such holder) shall receive from Avanex an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of one share of Avanex Common Stock for the five (5) most recent days that Avanex Common Stock has traded ending on the full trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

        1.6   Surrender of Certificates.
              -------------------------

              (a)  Exchange Agent. Prior to the Effective Time, Avanex shall
                   --------------
select an institution reasonably satisfactory to Oplink to act as the exchange agent (the "Exchange Agent") in the Merger.

              (b)  Avanex to Provide Common Stock. Promptly after the Effective
                   ------------------------------
Time, Avanex shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) certificates representing the shares of Avanex Common Stock issuable pursuant to Section 1.5(a) in exchange for outstanding shares of Oplink Common Stock, (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.5(g) and (iii) any dividends or distributions to which holders of shares of Oplink Common Stock may be entitled pursuant to Section 1.6(d).

              (c)  Exchange Procedures. Promptly after the Effective Time,
                   -------------------
Avanex shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Oplink Common Stock whose shares were converted into shares of Avanex Common Stock pursuant to Section 1.5, cash in lieu of any fractional shares pursuant to
Section 1.5(g) and any dividends or other distributions pursuant to Section 1.6(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Avanex may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Avanex Common Stock, cash in lieu of any fractional shares pursuant to Section 1.5(g) and any dividends or other distributions pursuant to Section 1.6(d), and (iii) such other documents as may reasonably be required by the Exchange Agent. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Avanex, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Avanex Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.5(a) (which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law rule or regulation), payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.5(g) and any dividends or distributions payable pursuant to Section 1.6(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of, the number of whole shares of Avanex Common Stock issuable pursuant to Section 1.5(a), and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 1.5(g) and any dividends or distributions payable pursuant to Section 1.6(d).

              (d)  Distributions With Respect to Unexchanged Shares. No
                   ------------------------------------------------
dividends or other distributions declared or made after the date of this Agreement with respect to Avanex Common Stock with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to Section 1.5(g) will be paid to the holder of any unsurrendered Certificate with respect to the shares of Avanex Common Stock issuable pursuant to Section 1.5, until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent or any other agent designated by Avanex shall deliver to the holders thereof, without interest, (i) promptly after such surrender, the number of whole shares of Avanex Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.5(g) and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Avanex Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Avanex Common Stock.

              (e)  Transfers of Ownership. If certificates for shares of Avanex
                   ----------------------
Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Avanex or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Avanex Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the reasonable satisfaction of Avanex or any agent designated by it that such tax has been paid or is not payable.

                (f)  Required Withholding. Each of Avanex, the Exchange Agent
                     --------------------
and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any former holder of Oplink Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the person to whom such consideration would otherwise have been paid.

              (g)  No Liability. Notwithstanding anything to the contrary in
                   ------------
this Section 1.6, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Avanex Common Stock or Oplink Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.7   No Further Ownership Rights in Oplink Common Stock. All shares of
              --------------------------------------------------
Avanex Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.5(g) and 1.6(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Oplink Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Oplink Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.8   Lost, Stolen or Destroyed Certificates. In the event that any
              --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Avanex Common Stock to which such holder is entitled pursuant to Section 1.5(a), cash for fractional shares, if any, as may be required pursuant to Section 1.5(g) and any dividends or distributions payable pursuant to Section 1.6(d); provided, however, that Avanex may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Avanex, Oplink or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.9   Tax Consequences. It is intended by the parties hereto that the
              ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations promulgated under the Code (the "Treasury Regulations").

        1.10  Taking of Necessary Action; Further Action. If, at any time after
              ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Oplink and Merger Sub, the officers and directors of Oplink and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF OPLINK

        Oplink represents and warrants to Avanex and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Oplink to Avanex, dated as of the date hereof and certified by a duly authorized officer of Oplink (the "Oplink Disclosure Letter"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Oplink contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

        2.1   Organization of Oplink.
              ----------------------

              (a) Oplink and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Material Adverse Effect (as defined in Section 8.3) on Oplink.

              (b) Oplink has delivered to Avanex a true and complete list of all of Oplink's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Oplink's equity interest therein.

              (c) Oplink has delivered or made available to Avanex a true and correct copy of the Certificate of Incorporation and Bylaws of Oplink and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Oplink nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

              (d) Oplink has timely paid in its capital contribution to the registered capital of each of Shanghai Oplink Communications Co., Ltd., Zhuhai FTZ Oplink Communications, Inc., Zhuhai Oplink Communications Technology, Ltd., Zhuhai FTZ Telelight Communications, Inc., Beijing Oplink Communications, Inc. and Chengdu Oplink Communications, Inc. (each, a "PRC Subsidiary" and collectively, the "PRC Subsidiaries") as such capital contributions have become due. The People's Republic of China is defined herein as the "PRC."

        2.2   Oplink Capital Structure. The authorized capital stock of Oplink
              ------------------------
consists of (i) 400,000,000 shares of Oplink Common Stock, par value $0.001 per share, and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on March 15, 2002, 163,927,229 shares of Oplink Common Stock were issued and outstanding. As of the date hereof, no shares of Oplink Preferred Stock were issued or outstanding. As of March 15, 2002, Oplink had reserved an aggregate of 35,796,028 shares of Oplink Common Stock for issuance pursuant to the Oplink Stock Option Plans, under which options to purchase 29,346,497 shares were outstanding, and 13,076,769 shares of Oplink Common Stock were available for issuance pursuant to the Oplink 2000 Employee Stock Purchase Plan. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity securities of Oplink are issued, reserved for issuance or outstanding except as set forth in the Oplink Financials and except for rights issuable pursuant to the Oplink Rights Agreement (as defined in Section 2.22) or any other right issued in substitution thereof (the "Oplink Rights"). Under the Oplink Rights Agreement, until the distribution date, (i) the Oplink Rights will be evidenced by the certificates for Oplink Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for the Oplink Rights (the "Oplink Rights Certificates") and not by separate Oplink Rights Certificates and (ii) the right to receive Oplink Rights Certificates will be transferable only in connection with the transfer of Oplink Common Stock. All of the outstanding shares of Oplink's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Oplink Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

        Section 2.2 of the Oplink Disclosure Letter sets forth for each outstanding Oplink Option as of the date hereof, (i) the name and location of the holder of such Oplink Option, (ii) the Oplink Stock Option Plan pursuant to which such option was issued, (iii) the number of shares of Oplink Common Stock issuable upon the exercise of such Oplink Option, (v) the exercise price of such Oplink Option, (vi) the date on which such Oplink Option was granted, (vii) the applicable vesting schedule for such Oplink Option, and (viii) the date on which such Oplink Option expires.

        2.3   Obligations With Respect to Capital Stock. As of the date hereof,
              -----------------------------------------
except as set forth in Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Oplink, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except for securities Oplink owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Oplink, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in Section 2.2, and other than the rights to purchase shares of Oplink Company Stock pursuant to offer letters for prospective employees of Oplink in the ordinary course of business and consistent with past practice set forth in Section 2.3 of the Oplink Disclosure Letter, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Oplink or any of its subsidiaries is a party or by which it is bound obligating Oplink or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Oplink or any of its subsidiaries or obligating Oplink or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Oplink Voting Agreements and Oplink Stock Option Agreement, there are no registration rights and, to the Knowledge of Oplink there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of Oplink or with respect to the registration or voting of any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        2.4   Authority.
              ---------

              (a) Oplink has all requisite corporate power and authority to enter into this Agreement and the Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Oplink, subject only to the approval and adoption of this Agreement and the approval of the Merger by Oplink's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement and the Option Agreements have been duly executed and delivered by Oplink and, assuming the due authorization, execution and delivery by Avanex and Merger Sub, constitute the valid and binding obligations of Oplink, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Option Agreements by Oplink do not, and the performance of this Agreement and the Option Agreements by Oplink will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Oplink or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Oplink's stockholders as contemplated in Section 5.2 (the "Oplink Stockholder Approval") and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree (each a "Legal Requirement") applicable to Oplink or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Oplink's rights or alter the rights or obligations of Oplink or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties, including any leased real property, or assets of Oplink or any of its subsidiaries pursuant to, any Oplink Contract (as defined in Section 2.15). The Oplink Disclosure Letter lists all consents, waivers and approvals under any of Oplink's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Oplink or the Surviving Corporation or have a material adverse effect on the ability of the parties to consummate the Merger.

              (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Oplink in connection with the execution and delivery of this Agreement and the Option Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the Form S-4 Registration Statement (the "Registration Statement") to be filed by Avanex with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the comparable laws of any foreign country reasonably determined by the parties to be required and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Oplink or Avanex or have a material adverse effect on the ability of the parties to consummate the Merger. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iii) are referred to herein as the "Necessary Consents".

        2.5   SEC Filings; Oplink Financial Statements.
              ----------------------------------------

              (a) Oplink has filed all forms, reports and documents required to be filed by Oplink with the SEC since October 5, 2000, and has made available to Avanex such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Oplink may file subsequent to the date hereof) are referred to herein as the "Oplink SEC Reports." As of their respective dates, the Oplink SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Oplink SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Oplink's subsidiaries is required to file any forms, reports or other documents with the SEC.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Oplink SEC Reports (the "Oplink Financials"), including any Oplink SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Oplink and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Oplink contained in the Oplink SEC Reports as of December 31, 2001 is hereinafter referred to as the "Oplink Balance Sheet." Except as disclosed in the Oplink Financials, neither Oplink nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Oplink and its subsidiaries taken as a whole, except liabilities incurred since the date of the Oplink Balance Sheet in the ordinary course of business consistent with past practices.

              (c) Oplink has heretofore furnished to Avanex a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that previously had been filed by Oplink with the SEC pursuant to the Securities Act or the Exchange Act.

        2.6   Absence of Certain Changes or Events. Since the date of the Oplink
              ------------------------------------
Balance Sheet, there has not been: (i) any Material Adverse Effect on Oplink,
(ii) any change by Oplink in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (iii) any revaluation by Oplink of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any split, combination or reclassification of any of Oplink's or any of its subsidiaries' capital stock.

        2.7   Taxes.
              -----

              (a)  Definition of Taxes. For the purposes of this Agreement,
                   -------------------
"Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

              (b)  Tax Returns and Audits.
                   ----------------------

                   (i) Oplink and each of its subsidiaries have timely filed all material federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by Oplink and each of its subsidiaries with any Tax authority. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. Oplink and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                   (ii) Oplink and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA") and the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes that are not material to Oplink.

                   (iii) Neither Oplink nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency or adjustment outstanding, proposed or assessed against Oplink or any of its subsidiaries, nor has Oplink or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

                   (iv) No audit or other examination of any material Return of Oplink or any of its subsidiaries by any Tax authority is presently in progress, nor has Oplink or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

                   (v) Neither Oplink nor any of its subsidiaries had, as of December 31, 2001, any liability for any material unpaid Taxes that has not been accrued or reserved against on the Oplink Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise. Since December 31, 2001, neither Oplink nor any of its subsidiaries has incurred any liability for any material Taxes other than in the ordinary course of business.

                   (vi) There is no contract, agreement, plan or arrangement to which Oplink or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Oplink or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount in excess of $250,000 that would not be deductible pursuant to Sections 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Oplink is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                   (vii) Neither Oplink nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Oplink or any of its subsidiaries.

                   (viii) Neither Oplink nor any of its subsidiaries (a) is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement, (b) has ever been a member of an affiliated group (within the meaning of Code [sec]1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Oplink), or (c) has any liability for the Taxes of any person (other than Oplink or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                   (ix) Neither Oplink nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under
Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        2.8   Oplink Intellectual Property. For the purposes of this Agreement,
              ----------------------------
the following terms have the following definitions:

        "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

        "Oplink Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Oplink or any of its subsidiaries.

        "Registered Intellectual Property" means all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered Copyrights and applications for Copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        "Oplink Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Oplink or any of its subsidiaries.

              (a) Except with respect to Oplink Registered Intellectual Property that Oplink intentionally abandoned and/or is no longer used by or intended to be used by Oplink, Section 2.8(a) of the Oplink Disclosure Letter lists all Registered Intellectual Property owned by, filed in the name of, or applied for by Oplink or any of its subsidiaries, and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to Oplink Registered Intellectual Property.

              (b) To the Knowledge of Oplink, no Oplink Intellectual Property or product or service of Oplink or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Oplink or any of its subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect, or that may affect the validity, use or enforceability of such Oplink Intellectual Property in a manner that would reasonably be expected to have a Material Adverse Effect.

              (c) Except with respect to Oplink Registered Intellectual Property that Oplink intentionally abandoned and/or is no longer used by or intended to be used by Oplink as set forth in Section 2.8(c) of the Oplink Disclosure Letter, each material item of Oplink Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Oplink Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Oplink Registered Intellectual Property have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Oplink Registered Intellectual Property.

              (d) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, Section 2.8(d) of the Oplink Disclosure Letter lists all material contracts, licenses and agreements to which Oplink and any of its subsidiaries is a party (i) with respect to any Oplink Intellectual Property licensed or transferred to any third party, or placed into escrow with any third party; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Oplink or any of its subsidiaries.

              (e) Oplink owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as presently proposed to be conducted), each material item of Oplink Intellectual Property or other Intellectual Property used by Oplink free and clear of any lien or encumbrance (excluding licenses and related restrictions and any lien for current taxes not yet due and payable; provided, however, that
                                                        --------  -------
claims of infringement or misappropriation of Oplink Intellectual Property shall not be deemed liens or encumbrances for the purpose of this Section 2.8(e)); and Oplink is the owner of all Trademarks listed in Section 2.8(a) of the Oplink Disclosure Letter used in connection with the operation or conduct of the business of Oplink and its subsidiaries, including the sale of any products or the provision of any services by Oplink and its subsidiaries.

              (f) Oplink owns exclusively, and has good title to, all copyrighted works that are Oplink products or that Oplink or any of its subsidiaries otherwise expressly purports to own, including any documentation related to such products.

              (g) To the extent that any material Oplink Intellectual Property has been developed or created by a third party for Oplink or any of its subsidiaries, Oplink has a written agreement with such third party with respect thereto and pursuant to which Oplink either (i) has obtained ownership of, and is the exclusive owner of all of that third party's rights in such Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

              (h) Neither Oplink nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Oplink Intellectual Property owned by Oplink or any of its subsidiaries, to any third party or has permitted rights in material Oplink Intellectual Property owned by Oplink to lapse or enter the public domain (except to the extent that Oplink intentionally permitted such rights to lapse or become public and/or is no longer used by or intended to be used by Oplink or its subsidiaries).

              (i) To the Knowledge of Oplink, all material contracts, licenses and agreements relating to Oplink Intellectual Property are in full force and effect ("Oplink Material IP Agreements"). Except as set forth in Section 2.8(i) of the Oplink Disclosure Letter, to the Knowledge of Oplink, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such

Oplink Material IP Agreements, nor will the consummation of the transactions contemplated by this Agreement result in the release from any escrow of any Oplink Intellectual Property. Oplink and each of its subsidiaries is in material compliance with, and has not materially breached any term of any such Oplink Material IP Agreements, and, to the Knowledge of Oplink, all other parties to such Oplink Material IP Agreements are in compliance with, and have not materially breached any term of, such Oplink Material IP Agreements. To the Knowledge of Oplink, no event has occurred, and no circumstance or condition exists that has resulted in, or could reasonably be expected to result in, the release from any escrow of any Oplink Intellectual Property that is owned by Oplink or its subsidiaries. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Oplink's and each of its subsidiaries' rights under such Oplink Material IP Agreements (i) to the same extent Oplink and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred, and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Oplink or its subsidiaries would otherwise be required to pay. Under the terms of the Oplink Contracts and other obligations of Oplink, neither this Agreement nor the transactions contemplated by this Agreement will result in (x) any of Avanex or its subsidiaries, including Merger Sub, granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, any of them, (y) any of Avanex or its subsidiaries, including Merger Sub, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (z) any of Avanex or its subsidiaries, including Merger Sub, being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Avanex or any of its subsidiaries, including Merger Sub, respectively, before the Closing.

              (j) To the Knowledge of Oplink, the products, services and the operation of the business of Oplink and its subsidiaries as such business currently is conducted, including Oplink's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Oplink and its subsidiaries (including products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any third party or, to the Knowledge of Oplink, constitute unfair competition or trade practices under the laws of any jurisdiction.

              (k) Except as set forth in Section 2.8(k) of the Oplink Disclosure Letter, neither Oplink nor any of its subsidiaries has received notice from any third party that the operation of the business of Oplink or any of its subsidiaries or any act, product or service of Oplink or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction in a manner that would reasonably be expected to have a Material Adverse Effect.

              (l) Oplink and each of its subsidiaries has taken reasonable steps to protect Oplink's and its subsidiaries' rights in Oplink's and its subsidiaries' confidential information and trade secrets (except to the extent intentionally not protected because such confidential information or trade secrets are no longer used by or intended to be used by Oplink or its subsidiaries) or any trade secrets or confidential information of third parties provided to Oplink or any of its subsidiaries (to the extent subject to confidentiality restrictions). Without limiting the foregoing, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, each of

Oplink and its subsidiaries (x) has and enforces a policy requiring each employee to execute a proprietary information/confidentiality and invention assignment agreement substantially in the forms provided to Avanex and all current and former employees of Oplink and any of its subsidiaries have executed such an agreement; and (y) has and enforces a policy requiring each contractor or third party that receives Oplink's or its subsidiaries' confidential information and/or trade secrets from Oplink or its subsidiaries to execute a proprietary information/confidentiality agreement substantially in the forms provided to Avanex and all current and former contractors and third parties that have received Oplink's or its subsidiaries' confidential information and/or trade secrets have executed such an agreement. All Intellectual Property used in or necessary to the conduct of Oplink's and each of its subsidiaries' businesses as presently conducted or currently contemplated to be conducted by Oplink and its subsidiaries, was written and created solely by either (i) employees of Oplink or its subsidiaries acting within the scope of their employment and is owned by Oplink, or (ii) by third parties who have either validly and irrevocably assigned all of their rights, including applicable Intellectual Property rights therein, to Oplink or its subsidiaries, or granted Oplink a license to all such rights, including applicable Intellectual Property rights therein, sufficient for the conduct of Oplink's business as currently conducted and as presently proposed to be conducted, except where the failure to assign or grant such rights would not reasonably be expected to have a Material Adverse Effect, and no third party owns or, and has any rights to any of Oplink Intellectual Property except where it would not reasonably be expected to have a Material Adverse Effect.

        2.9   Compliance; Permits; Restrictions.
              ---------------------------------

              (a) Neither Oplink nor any of its subsidiaries nor the conduct of their respective businesses is, in any material respect, in conflict with, or in default or violation of, (i) any Legal Requirement applicable to Oplink or any of its subsidiaries or by which its or any of their respective businesses or properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oplink or any of its subsidiaries is a party or by which Oplink or any of its subsidiaries or its or any of their respective businesses or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Knowledge of Oplink, threatened against Oplink or its subsidiaries, nor has any Governmental Entity indicated to Oplink an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Oplink or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Oplink or any of its subsidiaries, any acquisition of material property by Oplink or any of its subsidiaries or the conduct of business by Oplink as currently conducted or presently proposed to be conducted.

              (b) Oplink and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Oplink, including, without limitation such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, the "Oplink Permits"). Oplink and its subsidiaries are in compliance in all material respects with the terms of the Oplink Permits.

        2.10  Litigation. There is no suit, action, judgment, proceeding,
              ----------
claim, arbitration or investigation (each an "Action") pending or, to the Knowledge of Oplink, threatened, against or affecting Oplink or any subsidiary of Oplink or any property or asset of Oplink or any subsidiary of Oplink which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Oplink, or which in any manner seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        2.11  Brokers' and Finders' Fees. Except for fees payable to Credit
              --------------------------
Suisse First Boston Corporation ("CSFB") pursuant to an engagement letter dated December 20, 2001, Oplink has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.12  Employee Benefit Plans.
              ----------------------

              (a) The employee compensation, severance, termination pay, deferred compensation, stock or stock-related awards, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active employee, former employee, director or consultant of Oplink, any subsidiary of Oplink or any trade or business (whether or not incorporated) that is a member of a controlled group or that is under common control with Oplink within the meaning of Section 414 of the Code (for purposes of Section
2.12 and Section 3.12, an "Affiliate"), or with respect to which Oplink has or may in the future have liability, are referred to herein as the "Oplink Plans." Oplink Disclosure Letter 2.12(a) contains a complete and accurate list of each of the Oplink Plans. Oplink has provided to Avanex: (i) correct and complete copies of all documents embodying each Oplink Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Oplink Plan;
(ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Oplink Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Oplink Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to any Oplink Plan; (v) all material correspondence to or from any governmental agency relating to any Oplink Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Oplink Plan, if applicable, for the most recent three (3) plan years; and (viii) if the Oplink Plan is funded, the most recent periodic accounting of the Oplink Plan assets.

              (b) Each Oplink Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including ERISA and the Code, that are applicable to such Oplink Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Oplink Plan activities) has been brought, or to the Knowledge of Oplink is threatened, against or with respect to any such Oplink Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of Oplink, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Oplink Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Oplink Plans have been timely made or accrued. Section 2.12(b) of the Oplink Disclosure Letter includes a listing of the accrued vacation liability of Oplink as of February 22, 2002. Any Oplink Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, unless the Oplink Plan still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to conform to such legislation. Oplink does not have any plan or commitment to establish any new Oplink Plan, to modify any Oplink Plan (except to the extent required by law or to conform any such Oplink Plan to the requirements of any applicable law, in each case as previously disclosed to Avanex in writing, or as required by this Agreement), or to enter into any new Oplink Plan. Each Oplink Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Avanex, Oplink or any of its Affiliates (other than ordinary administration expenses or the issuance of Oplink Common Stock upon exercise of previously granted Oplink Options).

              (c) Neither Oplink, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code and at no time has Oplink contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in
Section 3(37)A of ERISA. Neither Oplink nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code. Neither Oplink, any of its subsidiaries, nor any officer or director of Oplink or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
Section 408 of ERISA, has occurred with respect to any Oplink Plan.

              (d) Neither Oplink, any of its subsidiaries, nor any of their Affiliates has, before the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA, the requirements of the Family Medical Leave Act of 1993, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law applicable to Oplink employees. None of the Oplink Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Oplink nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as specifically set forth in Section 2.12(d) of the Oplink Disclosure Letter, no Oplink Plan provides health benefits that are not fully insured through an insurance contract.

              (e) Neither Oplink nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Oplink or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the Knowledge of Oplink, no campaign to establish such representation is in progress. There is no pending or, to the Knowledge of Oplink, threatened labor dispute involving Oplink or any of its subsidiaries and any group of its employees nor has Oplink or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Oplink and its subsidiaries consider their relationships with their employees to be good. Oplink (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its current or former employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to its current or former employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its current and former employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Oplink under any worker's compensation policy or long-term disability policy.

              (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness, bonus or otherwise) becoming due to any stockholder, director or employee of Oplink or any of its subsidiaries under any Oplink Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Oplink Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

              (g) No payment or benefit which will or may be made by Oplink or its Affiliates with respect to any employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Code
Section 280G(B)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results in any payment or benefit which will be characterized as a "parachute payment," within the meaning of Code Section 280G(B)(2), Section 2.12(g) of the Oplink Disclosure Letter shall list all persons who Oplink reasonably believes are, with respect to Oplink or any of its subsidiaries, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. Within a reasonable period of time after the last business day of each month after the date hereof and on or about the date which is five (5) business days prior to the expected date of the

Closing, Oplink shall, as and to the extent necessary, deliver to Avanex a revised Schedule 2.12(g) which sets forth any additional information which Oplink reasonably believes would affect the determination of the persons who are, with respect to Oplink or any of its subsidiaries, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised
Schedule 2.12(g).

              (h) Each Oplink Plan that has been adopted or maintained by Oplink or its affiliates, whether informally or formally, for the benefit of employees located outside the United States is specifically set forth in
Section 2.12(h) of the Oplink Disclosure Letter.

        2.13  Absence of Liens and Encumbrances. Oplink and each of its
              ---------------------------------
subsidiaries has good and valid title to, or, in the case of leased properties, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Oplink Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Oplink.

        2.14  Environmental Matters.
              ---------------------

              (a)  Hazardous Material. Except as reasonably would not be likely
                   -------------------
to result in a material liability to Oplink (in any individual case or in the aggregate), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "Hazardous Material"), are present, as a result of the actions of Oplink, or its subsidiaries or any affiliate of Oplink, or, to the Knowledge of Oplink, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Oplink or any of its subsidiaries has at any time owned, operated, occupied or leased.

              (b)  Hazardous Materials Activities. Except as reasonably would
                   -------------------------------
not be likely to result in a material liability to Oplink (in any individual case or in the aggregate), (i) neither Oplink nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Oplink nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity or in a manner that would be likely to result in material liability to Oplink.

              (c)  Permits. Oplink and its subsidiaries currently hold all
                   --------
environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Oplink's and its subsidiaries' Hazardous Material Activities and other businesses of Oplink and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to Oplink.

              (d)  Environmental Liabilities. No action, proceeding,
                   --------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Oplink's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Oplink or any of its subsidiaries.

        2.15  Agreements, Contracts and Commitments. The following agreements,
              -------------------------------------
contracts or commitments with respect to which Oplink or one of its subsidiaries is a party or is bound are referred to herein as the "Oplink Contracts":

              (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Oplink's Board of Directors, other than those that are terminable by Oplink or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Oplink;

              (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

              (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Oplink or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

              (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Oplink or any of its subsidiaries after the date of this Agreement of assets in excess of $250,000 not in the ordinary course of business or pursuant to which Oplink has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Oplink's subsidiaries;

              (f) any dealer, distributor, joint marketing, alliance, development or other agreement currently in force under which Oplink or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service, or any material agreement pursuant to which Oplink or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Oplink or any of its subsidiaries;

              (g) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Oplink product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Oplink products or service except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Avanex;

              (h) any agreement, contract or commitment currently in force to provide source code to any third party, including any escrow agent, for any product or technology that is material to Oplink and its subsidiaries taken as a whole;

              (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

              (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

              (k) any other agreement, contract or commitment (i) in connection with or pursuant to which Oplink and its subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $250,000 during the current fiscal year or during the next fiscal year, or (ii) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules).

        Neither Oplink nor any of its subsidiaries, nor to Oplink's Knowledge any other party to a Oplink Contract, is in material breach, violation or default under, and neither Oplink nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Oplink Contract in such a manner as would permit any other party to cancel or terminate any such Oplink Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        2.16  Oplink Properties. Neither Oplink nor any of its subsidiaries
              -----------------
owns any real property. Oplink and each of its subsidiaries have good and defensible title to, or in the case of leased properties and assets, valid leasehold interests in, all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Oplink or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing material default or event of default of Oplink or any of its subsidiaries or, to Oplink's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Oplink or its subsidiary has not taken steps to prevent such default from occurring). All the plants, structures, facilities, properties, leased premises and equipment of Oplink and its subsidiaries, except such as may be under construction as set forth in Section 2.16. of the Oplink Disclosure Letter, are in good operating condition and repair, in all material respects.

        2.17  Statements; Joint Proxy Statement/Prospectus. None of the
              --------------------------------------------
information supplied or to be supplied by Oplink for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the joint proxy statement/prospectus to be sent to the stockholders of Oplink and stockholders of Avanex in connection with the meeting of Oplink's stockholders to consider the approval and adoption of this Agreement and approval of the Merger (the "Oplink Stockholders' Meeting") and in connection with the meeting of Avanex's stockholders to consider the approval of the Share Issuance pursuant to the terms of the Merger (the "Avanex Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Oplink's stockholders and Avanex's stockholders, at the time of the Oplink Stockholders' Meeting or the Avanex Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Oplink Stockholders' Meeting or the Avanex Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time, any event relating to Oplink or any of its affiliates, officers or directors should be discovered by Oplink which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Oplink shall promptly inform Avanex. Notwithstanding the foregoing, Oplink makes no representation or warranty with respect to any information supplied or to be supplied by Avanex or Merger Sub that is, will be, or is required to be, contained in any of the foregoing documents.

        2.18  Board Approval. The Board of Directors of Oplink (i) has
              --------------
determined that the Merger is advisable and fair to, and in the best interests of, Oplink and its stockholders, (ii) has approved this Agreement, the Option Agreements, the Merger and the other transactions contemplated by this Agreement and the Option Agreements and has deemed this Agreement and the Option Agreements advisable and (iii) has approved and determined to recommend the approval and adoption of this Agreement and the approval of the Merger by the stockholders of Oplink (collectively, the "Oplink Board Recommendation").

        2.19  Opinion of Financial Advisors. The Board of Directors of Oplink
              -----------------------------
has received an opinion from CSFB, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Oplink's stockholders (other than Avanex, if a stockholder), a signed copy of which opinion will be delivered to Avanex solely for informational purposes as promptly as practicable after receipt thereof by Oplink.

        2.20  Vote Required. The affirmative vote of a majority of the votes
              -------------
that holders of the outstanding shares of Oplink Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Oplink's capital stock necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

        2.21  State Takeover Statutes. The Board of Directors of Oplink has
              -----------------------
approved this Agreement, the Oplink Voting Agreements, the Oplink Option Agreement and the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, and the other transactions contemplated hereby and thereby, the restrictions contained in Section 203 of the Delaware Law to the extent, if any, such restrictions would otherwise be applicable to the Merger, this Agreement, the Oplink Voting Agreements, the Oplink Option Agreement and the other transactions contemplated by this Agreement, the Oplink Voting Agreements and the Oplink Option Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Oplink Voting Agreements, the Oplink Option Agreement or the transactions contemplated hereby and thereby.

        2.22  Oplink Rights Agreement. None of Avanex or any of its affiliates
              -----------------------
shall become an "Acquiring Person" and no "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Oplink Rights Agreement) will occur under the terms of the Rights Agreement entered into as of the date hereof between Oplink and The Bank of New York, as rights agent, (the "Oplink Rights Agreement") as a result of the approval, execution or delivery of this Agreement, the Oplink Option Agreement, the Oplink Voting Agreements or the consummation of the transactions contemplated hereby and thereby.

        2.23  Repatriation of Dividends and Other Distributions. All dividends
              -------------------------------------------------
and other distributions declared and payable on the equity or other interests in each of the PRC Subsidiaries may, under the laws and regulations of the PRC as presently enacted or promulgated, be paid to Oplink and may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC as presently enacted or promulgated and are otherwise free and clear of any other tax, withholding or deduction in the PRC.

        2.24  PRC Taxes. No stamp or other issuance or transfer taxes or duties
              ---------
and no capital gains, income, withholding or other taxes are payable by or on behalf of Avanex to the PRC or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery and performance of this Agreement.

        2.25  Foreign Corrupt Practices Act. To Oplink's Knowledge, and to the
              -----------------------------
actual knowledge of the executive officers of each of the PRC Subsidiaries, neither Oplink nor any of its subsidiaries, nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of Oplink or any of its subsidiaries, has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applied to such entity or person.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                              AVANEX AND MERGER SUB

        Avanex and Merger Sub represent and warrant to Oplink, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Avanex to Oplink, dated as of the date hereof and certified by a duly authorized officer of Avanex (the "Avanex Disclosure Letter"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Avanex and Merger Sub contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

        3.1   Organization of Avanex.
              ----------------------
              (a) Avanex and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Material Adverse Effect (as defined in Section 8.3) on Avanex.

              (b) Avanex has delivered to Oplink a true and complete list of all of Avanex's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Avanex's equity interest therein.

              (c) Avanex has delivered or made available to Oplink a true and correct copy of the Certificate of Incorporation and Bylaws of Avanex and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Avanex nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        3.2   Avanex Capital Structure. The authorized capital stock of Avanex
              ------------------------
consists of (i) 300,000,000 shares of Avanex Common Stock, par value $0.001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on March 15, 2002, 69,467,362 shares of Avanex Common Stock were issued and outstanding. As of the date hereof, no shares of Avanex Preferred Stock were issued or outstanding. As of March 15, 2002, Avanex had reserved an aggregate of 37,164,909 shares of Avanex Common Stock for issuance pursuant to Avanex's 1998 Stock Plan, 1999 Director Option Plan, Holographix Inc. 1996 Stock Option Plan, Holographix Inc. 2000 Stock Option Plan and LambdaFlex, Inc. 2000 Stock Plan (the

"Avanex Stock Option Plans"), under which options to purchase 13,846,472 shares were outstanding, and 1,651,623 shares of Avanex Common Stock were available for issuance pursuant to the Avanex 1999 Employee Stock Purchase Plan. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity securities of Avanex are issued, reserved for issuance or outstanding except as set forth in the Avanex Financials and except for rights issuable pursuant to the Avanex Rights Agreement (as defined in Section 3.22) or any other right issued in substitution thereof (the "Avanex Rights"). Under the Avanex Rights Agreement, until the distribution date, (i) the Avanex Rights will be evidenced by the certificates for Avanex Common Stock registered in the names of the holders of thereof (which certificates shall also be deemed to be certificates for Avanex Rights (the "Avanex Rights Certificates") and not by separate Avanex Rights Certificates and (ii) the right to receive Avanex Rights Certificates will be transferable only in connection with the transfer of Avanex Common Stock. All of the outstanding shares of Avanex's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Avanex Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

        Section 3.2 of the Avanex Disclosure Letter sets forth for each outstanding option to purchase shares of Avanex Common Stock (each an "Avanex Option") as of the date hereof, (i) the name and location of the holder of such Avanex Option, (ii) the Avanex Stock Option Plan pursuant to which such option was issued, (iii) the number of shares of Avanex Common Stock issuable upon the exercise of such Avanex Option, (v) the exercise price of such Avanex Option,
(vi) the date on which such Avanex Option was granted, (vii) the applicable vesting schedule for such Avanex Option, and (viii) the date on which such Avanex Option expires.

        3.3   Obligations With Respect to Capital Stock. As of the date hereof,
              -----------------------------------------
except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Avanex, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except for securities Avanex owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Avanex, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in Section 3.2, and other than the rights to purchase shares of Avanex Company Stock pursuant to offer letters for prospective employees of Avanex in the ordinary course of business and consistent with past practice set forth in Section 3.3 of the Avanex Disclosure Letter, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Avanex or any of its subsidiaries is a party or by which it is bound obligating Avanex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Avanex or any of its subsidiaries or obligating Avanex or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Avanex Voting Agreements and Avanex Stock Option Agreement, there are no registration rights and, to the Knowledge of Avanex there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of Avanex or with respect to the registration or voting of any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        3.4   Authority.
              ---------

              (a) Avanex has all requisite corporate power and authority to enter into this Agreement and the Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Avanex, subject only to the approval of the Share Issuance by Avanex's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement and the Option Agreements have been duly executed and delivered by Avanex and, assuming the due authorization, execution and delivery by Oplink and Merger Sub, constitute the valid and binding obligations of Avanex, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Option Agreements by Avanex do not, and the performance of this Agreement and the Option Agreements by Avanex will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Avanex or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of the Share Issuance by Avanex's stockholders as contemplated in Section 5.2 (the "Avanex Stockholder Approval") and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any Legal Requirement applicable to Avanex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Avanex's rights or alter the rights or obligations of Avanex or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties, including any leased real property, or assets of Avanex or any of its subsidiaries pursuant to, any Avanex Contract (as defined in Section 3.15). The Avanex Disclosure Letter lists all consents, waivers and approvals under any of Avanex's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Avanex or the Surviving Corporation or have a material adverse effect on the ability of the parties to consummate the Merger.

              (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Avanex in connection with the execution and delivery of this Agreement and the Option Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Avanex or Oplink or have a material adverse effect on the ability of the parties to consummate the Merger.

        3.5   SEC Filings; Avanex Financial Statements.
              ----------------------------------------

              (a) Avanex has filed all forms, reports and documents required to be filed by Avanex with the SEC since February 4, 2000, and has made available to Oplink such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Avanex may file subsequent to the date hereof) are referred to herein as the "Avanex SEC Reports." As of their respective dates, the Avanex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Avanex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Avanex's subsidiaries is required to file any forms, reports or other documents with the SEC.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Avanex SEC Reports (the "Avanex Financials"), including any Avanex SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Avanex and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Avanex contained in the Avanex SEC Reports as of December 31, 2001 is hereinafter referred to as the "Avanex Balance Sheet." Except as disclosed in the Avanex Financials, neither Avanex nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Avanex and its subsidiaries taken as a whole, except liabilities incurred since the date of the Avanex Balance Sheet in the ordinary course of business consistent with past practices.

              (c) Avanex has heretofore furnished to Oplink a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that previously had been filed by Avanex with the SEC pursuant to the Securities Act or the Exchange Act.

        3.6   Absence of Certain Changes or Events. Since the date of the
              ------------------------------------
Avanex Balance Sheet, there has not been: (i) any Material Adverse Effect on Avanex, (ii) any change by Avanex in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (iii) any revaluation by Avanex of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any split, combination or reclassification of any of Avanex's or any of its subsidiaries' capital stock.

        3.7   Taxes.
              -----
              (a) Avanex and each of its subsidiaries have timely filed all material Returns relating to Taxes required to be filed by Avanex and each of its subsidiaries with any Tax authority. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. Avanex and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

              (b) Avanex and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the FICA and FUTA, and other Taxes required to be withheld, except such Taxes that are not material to Avanex.

              (c) Neither Avanex nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency or adjustment outstanding, proposed or assessed against Avanex or any of its subsidiaries, nor has Avanex or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

              (d) No audit or other examination of any material Return of Avanex or any of its subsidiaries by any Tax authority is presently in progress, nor has Avanex or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

              (e) Neither Avanex nor any of its subsidiaries had, as of December 31, 2001, any liability for any material unpaid Taxes that has not been accrued for or reserved against on the Avanex Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise. Since December 31, 2001, neither Avanex nor any of its subsidiaries has incurred any liability for any material Taxes other than in the ordinary course of business.

              (f) There is no contract, agreement, plan or arrangement to which Avanex or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Avanex or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount in excess of $250,000 that would not be deductible pursuant to Sections 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Avanex is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

              (g) Neither Avanex nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Avanex or any of its subsidiaries.

              (h) Neither Avanex nor any of its subsidiaries (a) is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement (b) has ever been a member of an affiliated group (within the meaning of Code [sec]1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Avanex) or (c) has any liability for the Taxes of any person (other than Avanex or any of its subsidiaries) under Treas. Reg. [sec]1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

              (i) Neither Avanex nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        3.8   Avanex Intellectual Property. For the purposes of this Agreement,
              ----------------------------
the following terms have the following definitions:

         "Avanex Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Avanex or any of its subsidiaries.

         "Avanex Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Avanex or any of its subsidiaries.

              (a) Except with respect to Avanex Registered Intellectual Property that Avanex intentionally abandoned and/or is no longer used by or intended to be used by Avanex, Section 3.8(a) of the Avanex Disclosure Letter lists all Registered Intellectual Property owned by, filed in the name of, or applied for by Avanex or any of its subsidiaries, and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to Avanex Registered Intellectual Property.

              (b) To the Knowledge of Avanex, no Avanex Intellectual Property or product or service of Avanex or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Avanex or any of its subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect, or that may affect the validity, use or enforceability of such Avanex Intellectual Property in a manner that would reasonably be expected to have a Material Adverse Effect.

              (c) Except with respect to Avanex Registered Intellectual Property that Avanex intentionally abandoned and/or is no longer used by or intended to be used by Avanex as set forth in Section 3.8(c) of the Avanex Disclosure Letter, each material item of Avanex Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Avanex Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Avanex Registered Intellectual Property have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Avanex Registered Intellectual Property. Except as set forth in Section 3.8(a) of the Avanex Disclosure Letter, there are no actions that must be taken by Avanex within ninety (90) days of the Closing Date, including the payment of any registration, renewal or maintenance fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purpose of obtaining, maintaining, perfecting, preserving or renewing any Avanex Registered Intellectual Property Rights.

              (d) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, Section 3.8(d) of the Avanex Disclosure Letter lists all material contracts, licenses and agreements to which Avanex and any of its subsidiaries is a party (i) with respect to any Avanex Intellectual Property licensed or transferred to any third party, or placed into escrow with any third party; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Avanex or any of its subsidiaries.

              (e) Avanex owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as presently proposed to be conducted), each material item of Avanex Intellectual Property or other Intellectual Property used by Avanex free and clear of any lien or encumbrance (excluding licenses and related restrictions and any lien for current taxes not yet due and payable; provided, however, that claims of infringement or misappropriation of Avanex Intellectual Property shall not be deemed liens or encumbrances for the purpose of this Section 3.8(e)); and Avanex is the owner of all Trademarks listed in Section 3.8(a) of the Avanex Disclosure Letter used in connection with the operation or conduct of the business of Avanex and its subsidiaries, including the sale of any products or the provision of any services by Avanex and its subsidiaries.

              (f) Avanex owns exclusively, and has good title to, all copyrighted works that are Avanex products or that Avanex or any of its subsidiaries otherwise expressly purports to own, including and documentation related to such products.

              (g) To the extent that any material Avanex Intellectual Property has been developed or created by a third party for Avanex or any of its subsidiaries, Avanex has a written agreement with such third party with respect thereto and pursuant to which Avanex either (i) has obtained ownership of, and is the exclusive owner of all of that third party's rights in such Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

              (h) Neither Avanex nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Avanex Intellectual Property owned by Avanex or any of its subsidiaries, to any third party or has permitted rights in material Avanex Intellectual Property owned by Avanex to lapse or enter the public domain (except to the extent that Avanex intentionally permitted such rights to lapse or become public and/or is no longer used by or intended to be used by Avanex or its subsidiaries).

              (i) To the Knowledge of Avanex, all material contracts, licenses and agreements relating to Avanex Intellectual Property are in full force and effect ("Avanex Material IP Agreements"). Except as set forth in Section 3.8(i) of the Avanex Disclosure Letter, to the Knowledge of Avanex, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such Avanex Material IP Agreements, nor will the consummation of the transactions contemplated by this Agreement result in the release from any escrow of any Avanex Intellectual Property. Avanex and each of its subsidiaries is in material compliance with, and has not materially breached any term of any such Avanex Material IP Agreements and, to the Knowledge of Avanex, all other parties to such Avanex Material IP Agreements are in compliance with, and have not materially breached any term of, such Avanex Material IP Agreements. To the Knowledge of Avanex, no event has occurred, and no circumstance or condition exists that has resulted in, or could reasonably be expected to result in, the release from any escrow of any Avanex Intellectual Property that is owned by Avanex or its subsidiaries. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Avanex's and each of its subsidiaries' rights under such Avanex Material IP Agreements (i) to the same extent Avanex and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred, and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Avanex or its subsidiaries would otherwise be required to pay. Under the terms of the Avanex Contracts and other obligations of Avanex, neither this Agreement nor the transactions contemplated by this Agreement will result in (x) any of Avanex or its subsidiaries, including Merger Sub, granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (y) any of Avanex or its subsidiaries, including Merger Sub, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (z) any of Avanex or its subsidiaries, including Merger Sub, being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Avanex or any of its subsidiaries, including Merger Sub, respectively, before the Closing.

              (j) To the Knowledge of Avanex, the products, services and the operation of the business of Avanex and its subsidiaries as such business currently is conducted, including Avanex's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Avanex and its subsidiaries (including products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any third party or, to the Knowledge of Avanex, constitute unfair competition or trade practices under the laws of any jurisdiction.

              (k) Except as set forth in Section 3.8(k) of the Avanex Disclosure Letter, neither Avanex nor any of its subsidiaries has received notice from any third party that the operation of the business of Avanex or any of its subsidiaries or any act, product or service of Avanex or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction in a manner that would reasonably be expected to have a Material Adverse Effect.

               (l) Avanex and each of its subsidiaries has taken reasonable steps to protect Avanex's and its subsidiaries' rights in Avanex's and its subsidiaries' confidential information and trade secrets (except to the extent intentionally not protected because such confidential information or trade secrets are no longer used by or intended to be used by Avanex or its subsidiaries) or any trade secrets or confidential information of third parties provided to Avanex or any of its subsidiaries (to the extent subject to confidentiality restrictions). Without limiting the foregoing, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, each of Avanex and its subsidiaries (x) has and enforces a policy requiring each employee to execute a proprietary information/confidentiality and invention assignment agreement substantially in the forms provided to Oplink and all current and former employees of Avanex and any of its subsidiaries have executed such an agreement; and (y) has and enforces a policy requiring each contractor or third party that receives Avanex's or its subsidiaries' confidential information and/or trade secrets from Avanex or its subsidiaries, to execute a proprietary information/confidentiality agreement substantially in the forms provided to Oplink and all current and former contractors and third parties that have received Avanex's or its subsidiaries' confidential information and/or trade secrets have executed such an agreement. All Intellectual Property used in or necessary to the conduct of Avanex's and each of its subsidiaries' businesses as presently conducted or currently contemplated to be conducted by Avanex and its subsidiaries, was written and created solely by either (i) employees of Avanex or its subsidiaries acting within the scope of their employment and is owned by Avanex, or (ii) by third parties who have either validly and irrevocably assigned all of their rights, including applicable Intellectual Property rights therein, to Avanex or its subsidiaries, or granted Avanex a license to all such rights, including applicable Intellectual Property rights therein, sufficient for the conduct of Avanex's business as currently conducted and as presently proposed to be conducted except where the failure to assign or grant such rights would not reasonably be expected to have a Material Adverse Effect, and no third party owns or, and has any rights to any of Avanex Intellectual Property except where it would not reasonably be expected to have a Material Adverse Effect.

         3.9  Compliance; Permits; Restrictions.
              ---------------------------------
              (a) Neither Avanex nor any of its subsidiaries nor the conduct of their respective businesses is, in any material respect, in conflict with, or in default or violation of, (i) any Legal Requirement applicable to Avanex or any of its subsidiaries or by which its or any of their respective businesses or properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Avanex or any of its subsidiaries is a party or by which Avanex or any of its subsidiaries or its or any of their respective businesses or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Knowledge of Avanex, threatened against Avanex or its subsidiaries, nor has any Governmental Entity indicated to Avanex an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Avanex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Avanex or any of its subsidiaries, any acquisition of material property by Avanex or any of its subsidiaries or the conduct of business by Avanex as currently conducted or presently proposed to be conducted.

              (b) Avanex and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Avanex, including, without limitation such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, the "Avanex Permits"). Avanex and its subsidiaries are in compliance in all material respects with the terms of the Avanex Permits.

         3.10 Litigation. There is no suit, action, judgment, proceeding, claim,
              ----------
arbitration or investigation (each an "Action") pending or, to the Knowledge of Avanex, threatened, against or affecting Avanex or any subsidiary of Avanex or any property or asset of Avanex or any subsidiary of Avanex which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Avanex, or which in any manner seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

         3.11 Brokers' and Finders' Fees. Except for fees payable to UBS
              --------------------------
Warburg, LLC pursuant to an engagement letter dated January 8, 2002, Avanex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.12 Employee Benefit Plans.
              ----------------------

              (a) The employee compensation, severance, termination pay, deferred compensation, stock or stock-related awards, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active employee, former employee, director or consultant of Avanex, any subsidiary of Avanex or any trade or business (whether or not incorporated) that is an Affiliate, or with respect to which Avanex has or may in the future have liability, are referred to herein as the "Avanex Plans." Avanex Disclosure Letter 3.12(a) contains a complete and accurate list of each of the Avanex Plans. Avanex has provided to Oplink: (i) correct and complete copies of all documents embodying each Avanex Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Avanex Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Avanex Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Avanex Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to any Avanex Plan; (v) all material correspondence to or from any governmental agency relating to any Avanex Plan;
(vi) all COBRA forms and related notices; (vii) all discrimination tests for each Avanex Plan, if applicable, for the most recent three (3) plan years; and
(viii) if the Avanex Plan is funded, the most recent periodic accounting of the Avanex Plan assets.

              (b) Each Avanex Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including ERISA and the Code, that are applicable to such Avanex Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Avanex Plan activities) has been brought, or to the Knowledge of Avanex is threatened, against or with respect to any such Avanex Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of Avanex, threatened by the IRS or the DOL with respect to any Avanex Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Avanex Plans have been timely made or accrued. Section 3.12(b) of the Avanex Disclosure Letter includes a listing of the accrued vacation liability of Avanex as of February 22, 2002. Any Avanex Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, unless the Avanex Plan still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to conform to such legislation. Avanex does not have any plan or commitment to establish any new Avanex Plan, to modify any Avanex Plan (except to the extent required by law or to conform any such Avanex Plan to the requirements of any applicable law, in each case as previously disclosed to Oplink in writing, or as required by this Agreement), or to enter into any new Avanex Plan. Each Avanex Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Oplink, Avanex or any of its Affiliates (other than ordinary administration expenses or the issuance of Avanex Common Stock upon exercise of previously granted Avanex Options).

              (c) Neither Avanex, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code and at no time has Avanex contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in
Section 3(37)(A) of ERISA. Neither Avanex nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code. Neither Avanex, any of its subsidiaries, nor any officer or director of Avanex or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
Section 408 of ERISA, has occurred with respect to any Avanex Plan.

              (d) Neither Avanex, any of its subsidiaries, nor any of their Affiliates has, before the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA, the requirements of the Family Medical Leave Act of 1993, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law applicable to Avanex employees. None of the Avanex Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Avanex nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as specifically set forth in Section 3.12(d) of the Avanex Disclosure Letter, no Avanex Plan provides health benefits that are not fully insured through an insurance contract.

              (e) Neither Avanex nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Avanex or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the Knowledge of Avanex, no campaign to establish such representation is in progress. There is no pending or, to the Knowledge of Avanex, threatened labor dispute involving Avanex or any of its subsidiaries and any group of its employees nor has Avanex or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Avanex and its subsidiaries consider their relationships with their employees to be good. Avanex (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its current or former employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to its current or former employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its current and former employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Avanex under any worker's compensation policy or long-term disability policy.

              (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness, bonus or otherwise) becoming due to any stockholder, director or employee of Avanex or any of its subsidiaries under any Avanex Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Avanex Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

              (g) No payment or benefit which will or may be made by Avanex or its Affiliates with respect to any employee or any other "disqualified individual" (as defined in Code

Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Code Section 280G(B)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results in any payment or benefit which will be characterized as a "parachute payment," within the meaning of Code
Section 280G(B)(2), Section 3.12(g) of the Avanex Disclosure Letter shall list all persons who Avanex reasonably believes are, with respect to Avanex or any of its subsidiaries, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. Within a reasonable period of time after the last business day of each month after the date hereof and on or about the date which is five
(5) business days prior to the expected date of the Closing, Avanex shall, as and to the extent necessary, deliver to Oplink a revised Schedule 3.12(g) which sets forth any additional information which Oplink reasonably believes would affect the determination of the persons who are, with respect to Avanex or any of its subsidiaries, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised Schedule 3.12(g).

              (h) Each Avanex Plan that has been adopted or maintained by Avanex or its affiliates, whether informally or formally, for the benefit of employees located outside the United States is specifically set forth in
Section 3.12(h) of the Avanex Disclosure Letter.

         3.13  Absence of Liens and Encumbrances. Avanex and each of its
               ---------------------------------
subsidiaries has good and valid title to, or, in the case of leased properties, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Avanex Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Avanex.

         3.14  Environmental Matters.
               ---------------------

              (a)  Hazardous Material. Except as reasonably would not be likely
                   ------------------
to result in a material liability to Avanex (in any individual case or in the aggregate), no underground storage tanks and no Hazardous Materials are present as a result of the actions of Avanex, of its subsidiaries or any affiliate of Avanex, or to the Knowledge of Avanex, as a result of any actions of any third party, or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Avanex or any of its subsidiaries has at any time owned, operated, occupied or leased.

              (b)  Hazardous Materials Activities. Except as reasonably would
                   ------------------------------
not be likely to result in a material liability to Avanex (in any individual case or in the aggregate), (i) neither Avanex nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Avanex nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control

Hazardous Materials or any Hazardous Material Activity or in a manner that would be likely to result in material liability to Avanex.

              (c)  Permits. Avanex and its subsidiaries currently hold all
                   -------
Environmental Permits necessary for the conduct of Avanex's and its subsidiaries' Hazardous Material Activities and other businesses of Avanex and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to Avanex.

              (d)  Environmental Liabilities. No action, proceeding, revocation
                   -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to Avanex's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Avanex or any of its subsidiaries.

         3.15 Agreements, Contracts and Commitments. The following agreements,
              -------------------------------------
contracts or commitments with respect to which Avanex or one of its subsidiaries is a party or is bound are referred to herein as the "Avanex Contracts":

              (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Avanex's Board of Directors, other than those that are terminable by Avanex or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Avanex;

              (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

              (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Avanex or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

              (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Avanex or any of its subsidiaries after the date of this Agreement of assets in excess of $250,000 not in the ordinary course of business or pursuant to which Avanex has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Avanex's subsidiaries;

              (f) any dealer, distributor, joint marketing, alliance, development or other agreement currently in force under which Avanex or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service, or any material agreement pursuant to which Avanex or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Avanex or any of its subsidiaries;

              (g) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Avanex product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Avanex products or service, except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Oplink;

              (h) any agreement, contract or commitment currently in force to provide source code to any third party, including any escrow agent, for any product or technology that is material to Avanex and its subsidiaries taken as a whole;

              (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

              (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

              (k) any other agreement, contract or commitment (i) in connection with or pursuant to which Avanex and its subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $250,000 during the current fiscal year or during the next fiscal year, or (ii) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules).

         Neither Avanex nor any of its subsidiaries, nor to Avanex's Knowledge any other party to a Avanex Contract is in material breach, violation or default under, and neither Avanex nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Avanex Contract in such a manner as would permit any other party to cancel or terminate any such Avanex Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

         3.16 Avanex Properties. Neither Avanex nor any of its subsidiaries owns
              -----------------
any real property. Avanex and each of its subsidiaries have good and defensible title to, or in the case of leased properties and assets, valid leasehold interests in, all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Avanex or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing material default or event of default of Avanex or any of its subsidiaries or, to Avanex's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Avanex or its subsidiary has not taken steps to prevent such default from occurring). All the plants, structures, facilities, properties, leased premises and equipment of Avanex and its subsidiaries, except such as may be under construction as set forth in Section 3.16. of the Avanex Disclosure Letter, are in good operating condition and repair, in all material respects.

         3.17 Statements; Joint Proxy Statement/Prospectus. None of the
              --------------------------------------------
information supplied or to be supplied by Avanex for inclusion or incorporation by reference in (i) the Registration Statement will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Avanex's stockholders and Oplink's stockholders, at the time of the Avanex Stockholders' Meeting or the Oplink Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Avanex Stockholders' Meeting or the Oplink Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time, any event relating to Avanex or any of its affiliates, officers or directors should be discovered by Avanex which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Avanex shall promptly inform Oplink. Notwithstanding the foregoing, Avanex makes no representation or warranty with respect to any information supplied or to be supplied by Oplink that is, will be, or is required to be contained in any of the foregoing documents.

         3.18 Board Approval. The Board of Directors of Avanex (i) has
              --------------
determined that the Merger is fair to, and in the best interests of, Avanex and its stockholders, (ii) has approved this Agreement, the Option Agreements, the Merger and the other transactions contemplated by this Agreement and the Option Agreements and (iii) has approved and determined to recommend that the stockholders of Avanex vote to approve the Share Issuance (collectively, the "Avanex Board Recommendation," and each of the Avanex Board Recommendation and the Oplink Board Recommendation are hereinafter referred to, as applicable, a "Board Recommendation").

         3.19 Opinion of Financial Advisor. The Board of Directors of Avanex has
              ----------------------------
received an opinion from UBS Warburg, LLC dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view to Avanex, a signed copy of which opinion will be delivered to Oplink solely for informational purposes as promptly as practicable after receipt thereof by Avanex.

         3.20 Vote Required. The affirmative vote of the holders of a majority
              -------------
of the shares of Avanex Common Stock entitled to vote, present in person or proxy, on the Share Issuance is the only vote of the holders of any class or series of Avanex's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         3.21 State Takeover Statutes. The Board of Directors of Avanex has
              -----------------------
approved this Agreement, the Avanex Voting Agreements, the Avanex Option Agreement and the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby and thereby the restrictions contained in Section 203 of the Delaware Law, to the extent, if any, such restrictions would otherwise be applicable to the Merger, this Agreement, the Avanex Voting Agreements and the Avanex Option Agreement and the other transactions contemplated by this Agreement, the Avanex Voting Agreements and the Avanex Option Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Avanex Voting Agreements, the Avanex Option Agreement or the transactions contemplated hereby and thereby.

         3.22 Avanex Rights Agreement. The Board of Directors of Avanex has
              -----------------------
amended (substantially in the form provided to Oplink) the Preferred Stock Rights Agreement entered into as of July 26, 2001 between Avanex and EquiServe Trust Company, N.A. (the "Avanex Rights Agreement") to the effect that none of Oplink or any of its affiliates shall become an "Acquiring Person" and that no "Distribution Date" or "Triggering Event" (as such terms are defined in the Avanex Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement, the Avanex Option Agreement the Avanex Voting Agreements or the consummation of the transactions contemplated hereby and thereby.

         3.23 Foreign Corrupt Practices Act. Neither Avanex nor any of its
              -----------------------------
subsidiaries, nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of Avanex or any of its subsidiaries, has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applied to such entity or person.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1  Conduct of Business by Oplink. During the period from the date of
              -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Oplink (which for the purposes of this Article IV shall include Oplink and each of its subsidiaries) agrees, except (i) as specifically provided in this Agreement or Article IV of the Oplink Disclosure Letter or (ii) to the extent that Avanex shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. Without limiting the generality of the foregoing, Oplink agrees to take the actions described on Schedule 4.1(a) hereto. In addition, except (x) as specifically provided in this Agreement or Article IV of the Oplink Disclosure Letter or (y) to the extent that Avanex shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), Oplink shall not do any of the following and shall prevent its subsidiaries from doing any of the following:

              (a) Except as required by law or pursuant to the terms of Oplink Stock Option Plans or written agreements outstanding on the date hereof and disclosed to Avanex in Section 4.1(a) of the Oplink Disclosure Letter, accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

              (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

              (c) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as disclosed in
Section 4.1(c) of the Oplink Disclosure Letter or otherwise immaterial in amount (not to exceed $15,000 individually and $250,000 in the aggregate), or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

              (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Oplink Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices;

              (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

              (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Oplink or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

              (g) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than
(i) the issuance, delivery and/or sale of shares of Oplink Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the granting of options to purchase shares of Oplink Common Stock to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 50,000 shares for any one person, but in any event not to exceed 1,000,000 shares in the aggregate, (iii) shares of Oplink Common Stock issuable upon the exercise of the options referred to in clause (ii) above, and (iv) shares of Oplink Common Stock issuable to participants in Oplink's 2000 Employee Stock Purchase Plan (the "Oplink Purchase Plan") consistent with the terms thereof.

              (h) Cause, permit or propose any amendments to the Certificate of Incorporation or Bylaws of Oplink (or similar governing instruments of any subsidiaries);

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Oplink;

              (j) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein (other than those transfers or licenses permitted by Section 4.1(d)) except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers (i) in the ordinary course of business consistent with past practice or (ii) of property or assets that are not material, individually or in the aggregate, to the business of Oplink;

              (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Oplink, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

              (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice;

              (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $250,000;
              (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Oplink or any of its subsidiaries is a party, or waive, delay the exercise of, release or assign any material rights or material claims thereunder;

              (o) Enter into, or materially modify, any material contract, agreement or obligation relating to the distribution, sale, license or marketing by third parties of Oplink's products or products licensed by Oplink, other than nonexclusive contracts, agreements or obligations entered into in the ordinary course of business that can be terminated or cancelled by Oplink without material penalty or further material payment and without more than ninety (90) days' notice;

              (p) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

              (q) Enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes;

              (r) Incur or enter into any agreement or commitment in excess of $500,000 individually;

              (s) Hire any employee or consultant with an annual compensation level in excess of $125,000 or who is entitled to or is paid a bonus in excess of $75,000;

              (t) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of non-material amounts in the ordinary course of business;

              (u)  Make any grant of exclusive rights to any third party;

              (v) Modify or amend in any manner that is materially adverse to Oplink, or terminate, any material agreement or any confidentiality agreement entered into by Oplink or any subsidiary in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to Oplink, any confidentiality, standstill or similar agreements to which Oplink or any of its subsidiaries is a party;

              (w) Make or change any material Tax election, change any method of accounting resulting in a material amount of additional Tax or file any material amended Tax Return;

              (x) Engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement; or

              (y) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (x) above.

         4.2  Conduct of Business by Avanex. During the period from the date of
              -----------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Avanex (which for the purposes of this Article IV shall include Avanex and each of its subsidiaries) agrees, except (i) as specifically provided in this Agreement or Article IV of the Avanex Disclosure Letter or (ii) to the extent that Oplink shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, except (x) as specifically provided in this Agreement or Article IV of the Avanex Disclosure Letter or (y) to the extent that Oplink shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), Avanex shall not do any of the following and shall prevent its subsidiaries from doing any of the following:

              (a) Except as required by law or pursuant to the terms of Avanex Stock Option Plans or written agreements outstanding on the date hereof and disclosed to Avanex in Section 4.2(a) of the Avanex Disclosure Letter, accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

              (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

              (c) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as disclosed in
Section 4.2(c) of the Avanex Disclosure Letter or otherwise immaterial in amount (not to exceed $15,000 individually and $250,000 in the aggregate), or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

              (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Avanex Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices;

              (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

              (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Avanex or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

              (g) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than
(i) the issuance, delivery and/or sale of shares of Avanex Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the granting of options to purchase shares of Avanex Common Stock to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 50,000 shares for any one person, but in any event not to exceed 1,000,000 shares in the aggregate, (iii) shares of Avanex Common Stock issuable upon the exercise of the options referred to in clause (ii) above, and (iv) shares of Avanex Common Stock issuable to participants in Avanex's 1999 Employee Stock Purchase Plan (the "Avanex Purchase Plan") consistent with the terms thereof.

              (h) Cause, permit or propose any amendments to the Certificate of Incorporation or Bylaws of Avanex (or similar governing instruments of any subsidiaries);

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Avanex;

              (j) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein (other than those transfers or licenses permitted by Section 4.2(d)) except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers (i) in the ordinary course of business consistent with past practice or (ii) of property or assets that are not material, individually or in the aggregate, to the business of Avanex;

              (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Avanex, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

              (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice;

              (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $250,000;

              (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Avanex or any of its subsidiaries is a party or waive, delay the exercise of, release or assign any material rights or material claims thereunder;

              (o) Enter into, or materially modify, any material contract, agreement or obligation relating to the distribution, sale, license or marketing by third parties of Avanex's products or products licensed by Avanex, other than nonexclusive contracts, agreements or obligations entered into in the ordinary course of business that can be terminated or cancelled by Avanex without material penalty or further material payment and without more than ninety (90) days' notice;

              (p) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

              (q) Enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes;

              (r) Incur or enter into any agreement or commitment in excess of $500,000 individually;

              (s) Hire any employee or consultant with an annual compensation level in excess of $125,000 or who is entitled to or is paid a bonus in excess of $75,000;

              (t) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in non-material amounts in the ordinary course of business;

              (u)  Make any grant of exclusive rights to any third party;

              (v) Modify or amend in any manner that is materially adverse to Avanex, or terminate, any material agreement or any confidentiality agreement entered into by Avanex or any subsidiary in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to Avanex, any confidentiality, standstill or similar agreements to which Avanex or any of its subsidiaries is a party;

              (w) Make or change any material Tax election, change any method of accounting resulting in a material amount of additional Tax or file any material amended Tax Return;

              (x) Engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement; or

              (y) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) through (x) above.

                                ARTICLE V
                         ADDITIONAL AGREEMENTS

     5.1   Joint Proxy Statement/Prospectus; Registration Statement. As promptly
           --------------------------------------------------------
as practicable after the execution of this Agreement, Avanex and Oplink will prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Avanex will prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus is to be included as a prospectus. Avanex and Oplink will provide each other with any information with respect to it which may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Joint Proxy Statement/Prospectus and the Registration Statement pursuant to this Section
5.1. Each of Avanex and Oplink will respond to any comments from the SEC, will use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Avanex and Oplink will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Joint Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement, Avanex or Oplink, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Avanex and/or Oplink, such amendment or supplement. Each of Avanex and Oplink shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Joint Proxy Statement/Prospectus prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of Avanex and Oplink will cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of Nasdaq. Without in any way limiting or affecting the requirements of Section 5.2(b) hereof, nothing in this Agreement shall preclude either Avanex or Oplink from including in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto any information that it reasonably determines is required to be disclosed pursuant to applicable securities laws.

     5.2   Meetings of Stockholders; Board Recommendation.
           ----------------------------------------------

          (a)  Meeting of Stockholders. Promptly after the date hereof, each of
               -----------------------
Avanex and Oplink will take all action necessary or advisable in accordance with Delaware Law and its respective Certificate of Incorporation and Bylaws to call, hold and convene the Oplink Stockholders' Meeting and the Avanex Stockholders' Meeting to consider, in the case of Avanex, the Share Issuance, and in the case of Oplink, approval and adoption of this Agreement and approval of the Merger, respectively (each, a "Stockholders' Meeting"), to be held as promptly as practicable. Subject to Section 5.3(d), each of Avanex and Oplink will use its commercially reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Avanex, the Share Issuance, and, in the case of Oplink, the approval and adoption of this Agreement and approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals, including, without limitation, engaging one or more nationally recognized proxy solicitation firms and information agents to assist in such solicitation. Notwithstanding anything to the contrary contained in this Agreement, Avanex or Oplink, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to facilitate the provision of any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to its respective stockholders in advance of the vote to be taken at such meeting or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Common Stock of Avanex or Oplink, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Avanex and Oplink shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable Legal Requirements. The obligation of Avanex or Oplink, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (as defined in Section 5.3(g)) with respect to it, or by any withdrawal, amendment or modification of the recommendation of its Board of Directors with respect to the Merger, this Agreement and/or the Share Issuance.

          (b)  Board Recommendation. Except as provided by Section 5.3(d): (i)
               --------------------
the Board of Directors of each of Avanex and Oplink shall make the applicable Board Recommendation to their stockholders, (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of each of Avanex and Oplink has made the applicable Board Recommendation and (iii) neither the Board of Directors of Avanex or Oplink nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the applicable Board Recommendation.

     5.3   Acquisition Proposals.
           ---------------------

          (a)  No Solicitation. Subject to Section 5.3(c), each of Avanex and
               ---------------
Oplink agrees that neither it nor any of its subsidiaries shall, nor shall it or any of its subsidiaries authorize or permit any of the officers, directors and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) of it or its subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself, (ii) participate in any negotiations regarding, or furnish to any Person any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of the terms contained in this Section 5.3(a), (iv) release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement (other than as required pursuant to the terms thereof as in effect on the date hereof) under which it or any of its subsidiaries has any rights, or fail to use commercially reasonable efforts to enforce or cause to be enforced in all material respects each such agreement at the request of Avanex (in the case of an agreement under which Oplink has any rights) or Oplink (in the case of an agreement under which Avanex has any rights), (v) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 5.3(d)), (vi) amend or grant any waiver or release or approve any transaction or redeem rights under the Avanex Rights Agreement, in the case of Avanex (except as provided for under Section 3.22), or the Oplink Rights Agreement, in the case of Oplink (except as provided for under Section 2.22), (vii) approve any transaction under Section 203 of the DGCL, (viii) approve of any person's becoming an "interested stockholder" under Section 203 of the DGCL or (ix) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself. Each of Avanex and Oplink agrees that it and its subsidiaries shall, and it shall cause its and its subsidiaries' officers, directors and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, and it shall use commercially reasonable efforts to cause its and its subsidiaries' non-officer employees and other agents to: immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. Each of Avanex and Oplink agrees that it will promptly request each Person that has entered into a confidentiality agreement with Avanex or Oplink in connection with its consideration of an Acquisition Proposal or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of Avanex or Oplink or any of their subsidiaries, as the case may be.

          (b)  Notification of Unsolicited Acquisition Proposals.
               -------------------------------------------------

               (i) As promptly as practicable (but in any event within one business day) after any of Avanex or Oplink's respective officers, directors or representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) receives or becomes aware of the receipt of any Acquisition Proposal by Avanex or Oplink, as the case may be, or any request for nonpublic information or inquiry which Avanex or Oplink, as the case may be, reasonably believes could lead to an Acquisition Proposal, Avanex or Oplink, as the case may be, shall provide the other party hereto with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The recipient of the Acquisition Proposal, request or inquiry shall keep the other party hereto informed as promptly as practicable (but in any event within one (1) business day) in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within one (1) business day) provide to the other party hereto a copy of all written and electronic materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

               (ii) Avanex or Oplink, as the case may be, shall provide the other party hereto with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

          (c)  Superior Offers.  Notwithstanding anything to the contrary
               ---------------
contained in Section 5.3(a), in the event that Avanex or Oplink, as the case may be, receives a Superior Offer (as defined in Section 5.3(g) with respect to itself), it may then take the following actions (but only if (i) such party has not breached Section 5.3(a) in connection with (i) the Superior Offer or otherwise breached in any material respect Section 5.3(a) and (ii) to the extent that its Board of Directors believes in good faith, following consultation with its outside legal counsel, that failure to take any such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law):

               (i)  Furnish nonpublic information to the third party making such Superior Offer, provided that (i) (A) at least one (1) business day prior
                     --------
to furnishing any such nonpublic information to such party, its gives the other party hereto written notice of its intention to furnish nonpublic information and (B) it receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 5.4), and (ii) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished); and

               (ii) Engage in discussions or negotiations with the third party with respect to the Superior Offer, provided that at least forty-eight (48)
                                    --------
hours prior to entering into negotiations with such third party, it gives the other party hereto written notice of its intention to enter into negotiations with such third party.

          (d)  Changes of Recommendation. Notwithstanding the provisions of
               -------------------------
Section 5.2(b), in response to the receipt of a Superior Offer, the Board of Directors of Avanex or Oplink, as the case may be, may withhold, withdraw, amend or modify its Board Recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions in response to the receipt of a Superior Offer, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (v) are met:

               (i) Such a Superior Offer with respect to it has been made and has not been withdrawn;

               (ii) Its Stockholders' Meeting has not occurred or the requisite vote of its stockholders to (A) approve and adopt this Agreement and approve the Merger or (B) to approve the Share Issuance, as the case may be, has not been obtained;

               (iii) It shall have (A) at least three (3) calendar days prior to a Change of Recommendation, provided to the other party hereto written notice which shall state expressly (1) that it has received such Superior Offer, (2) the material terms and conditions of such Superior Offer and the identity of the Person or group making the Superior Offer, (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to the other party hereto a copy of all written and electronic materials delivered to the Person or group making the Superior Offer it has received, and (C) made available to the other party hereto all materials and information made available to the Person or group making the Superior Offer it has received;

               (iv) Its Board of Directors believes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, failure to make the Change of Recommendation is reasonably likely to result in a breach of the Board of Directors' fiduciary obligations to its stockholders under applicable law; and

               (v) It shall not have breached any of the provisions set forth in Section 5.2 or this Section 5.3 in connection with such Superior Offer.

          (e)  Continuing Obligation to Call, Hold and Convene Stockholders'
               -------------------------------------------------------------
Meeting; No Other Vote. Notwithstanding anything to the contrary contained in
----------------------
this Agreement, the obligation of

Avanex or Oplink, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Neither Avanex nor Oplink shall submit to the vote of its respective stockholders any Acquisition Proposal or publicly propose to do so.

          (f)  Compliance with Tender Offer Rules. Nothing contained in this
               ----------------------------------
Agreement shall prohibit either party or its respective Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the
                                                       --------
content of any such disclosure thereunder shall be subject to the terms of
Section 5.3 of this Agreement. Without limiting the foregoing proviso, neither party shall effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d).

          (g)  Certain Definitions. For purposes of this Agreement, the
               -------------------
following terms shall have the following meanings:

               (i) "Acquisition Proposal," with respect to a party, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of such party or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of such party or any of its subsidiaries or any merger, consolidation, business combination or similar transaction in which the stockholders of such party immediately preceding such transaction hold, directly or indirectly, less than eighty-five percent (85%) of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction, (B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of such party (including its subsidiaries taken as a whole), or (C) any liquidation or dissolution of such party (provided, however, that the transactions
                           --------  -------
contemplated hereby shall not be deemed an Acquisition Proposal in any case);
and

               (ii) "Superior Offer," with respect to a party, shall mean an unsolicited, bona fide written Acquisition Proposal made by a third party on terms that the Board of Directors of such party believes in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the offer and the strategic and other benefits of the Merger,
(i) is reasonably capable of being consummated on the terms proposed, and (ii) if consummated on such terms would result in a transaction more favorable, from a financial point of view, to such party's stockholders (in their capacities as stockholders) than the terms of the Merger, it being understood and agreed that the inclusion of a due diligence condition in an Acquisition Proposal shall preclude such Acquisition Proposal from being a Superior Offer for the purposes of Section 5.3(d) hereof. For the purposes of this definition, the term "Acquisition Proposal" shall have the meaning assigned to such term in
Section 5.3(g)(i), except that references to "15%" therein shall be deemed to be references to "100%".

     5.4   Confidentiality; Access to Information; No Modification of
           ----------------------------------------------------------
Representations, Warranties or Covenants.
----------------------------------------

          (a)  Confidentiality. The parties acknowledge that Oplink and Avanex
               ---------------
have previously executed a confidentiality agreement dated January 3, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b)  Access to Information. Each of Oplink and Avanex will afford the
               ---------------------
other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other party may reasonably request; provided, however, that any party may
                                    --------  -------
restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information. Any information provided pursuant to this Section 5.4(b) shall be subject to the Confidentiality Agreement.

          (c)  No Modification of Representations and Warranties or Covenants.
               --------------------------------------------------------------
No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

     5.5   Public Disclosure. Without limiting any other provision of this
           -----------------
Agreement, Avanex and Oplink will consult with each other and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law or any listing agreement with the Nasdaq or any other applicable national securities exchange (in which case Avanex and Oplink will first consult with the other party to the extent reasonably practicable). The parties have agreed to the text of the joint press release announcing the signing of this Agreement. Notwithstanding the provisions of this Section 5.5, in the event that there has been a Change of Recommendation pursuant to Section 5.3(d) hereof, neither Avanex nor Oplink will have any further obligation to consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal.

     5.6   Regulatory Filings; Reasonable Efforts.
           --------------------------------------

          (a)  Regulatory Filings. Each of Avanex and Oplink shall coordinate
               ------------------
and cooperate with one another and shall each use all commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements with respect to the Merger and the transactions contemplated hereunder, and as promptly as practicable after the date hereof, each of Avanex and Oplink shall make all filings reasonably determined by the parties to be required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation, (i) Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") as required by the HSR Act, (ii) any other comparable filing that will materially impair the ability of the parties to close, (iii) other comparable pre-merger filings pursuant to the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of Avanex and Oplink will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

          (b)  Exchange of Information. Avanex and Oplink each shall promptly
               -----------------------
supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of Oplink and Avanex shall consult with the other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such
                                      --------
filing, presentation or submission, each of Avanex and Oplink need not supply the other with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

          (c)  Notification. Each of Avanex and Oplink will notify the other
               ------------
promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and
(ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Avanex or Oplink, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

          (d)  Commercially Reasonable Efforts. Subject to the express
               -------------------------------
provisions of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the causing of the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, Oplink and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

          (e)  Limitation on Divestiture. Notwithstanding anything in this
               -------------------------
Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Avanex or Oplink or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Oplink shall not take or agree to take any action identified in the immediately preceding sentence without the prior written consent of Avanex.

     5.7   Notification of Certain Matters.
           -------------------------------

          (a)  By Oplink. Oplink shall give prompt notice to Avanex when and if
               ---------
Oplink becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied.

          (b)  By Avanex. Avanex shall give prompt notice to Oplink when and if
               ---------
Avanex becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied.

     5.8   Third-Party Consents. As soon as practicable following the date
           --------------------
hereof, Avanex and Oplink will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.9   Stock Options and Employee Benefits.
           -----------------------------------

          (a)  Assumption of Stock Options. At the Effective Time, each then
               ---------------------------
outstanding Oplink Option, whether or not exercisable at the Effective Time and regardless of the respective exercise prices thereof, will be assumed by Avanex. Each Oplink Option so assumed by Avanex under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Oplink Stock Option Plan (and any applicable stock option agreement for such Oplink Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Oplink Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Avanex Common Stock equal to the product of the number of shares of Oplink Common Stock that were issuable upon exercise of such Oplink Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Avanex Common Stock and (ii) the per share exercise price for the shares of Avanex Common Stock issuable upon exercise of such assumed Oplink Option will be equal to the quotient determined by dividing the exercise price per share of Oplink Common Stock at which such Oplink Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Oplink Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time. As soon as reasonably practicable following the Closing Date, Avanex will issue to each person who holds an assumed Oplink Option a document evidencing the foregoing assumption of such Oplink Option by Avanex.

          (b)  Incentive Stock Options. It is intended that Oplink Options
               -----------------------
assumed by Avanex shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Oplink Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.9 shall be applied consistent with such intent.

          (c)  Oplink Purchase Plan. The parties hereto shall take all
               --------------------
requisite action so that, as of the Effective Time, the Oplink Purchase Plan shall be terminated. The rights of participants in the Oplink Purchase Plan with respect to any offering period then underway under the Oplink Purchase Plan shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the Oplink Purchase Plan. Prior to the Effective Time, Oplink shall take all actions (including, if appropriate, amending the terms of the Oplink Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section 5.9(c).

          (d)  Treatment of Oplink 401(k) Plan. If requested by Avanex by
               -------------------------------
written notice, Oplink shall terminate any and all 401(k) plans effective as of the day immediately preceding the Closing Date. If Avanex provides such written notice to Oplink, Oplink shall provide Avanex with evidence that such 401(k) plans have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of Oplink's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Avanex. Oplink also shall take such other actions in furtherance of terminating such 401(k) plans as Avanex may reasonably require.

          (e)  Benefits Generally. For a period beginning on the Closing Date
               ------------------
and ending no earlier than the first anniversary of the Closing Date, Avanex or its affiliates shall provide to employees of the Oplink and its affiliates who continue employment with Avanex or any of its affiliates ("Continuing Employees") (i) benefits that are substantially similar, in the aggregate, to the benefits provided to the Continuing Employees immediately prior to the Closing Date, (ii) benefits that are substantially similar, in the aggregate, to the benefits offered to similarly situated employees of Avanex, or (iii) a combination of clauses (i) and (ii). To the extent permitted by applicable laws and applicable tax qualification requirements (and subject to any generally applicable break in service or similar rule), Avanex shall cause Continuing Employees to be credited with service with Oplink for purposes of eligibility and vesting under its 401(k) plan. Nothing in this Section 5.9(e) shall be construed to entitle any Continuing Employee to continue his or her employment with Avanex or any of its affiliates. To the extent permitted by the applicable plans and subject to approval by any applicable insurance carrier, with respect to any health plans in which employees of Oplink or its affiliates are eligible to participate after the Effective Time, Avanex or its affiliates shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees (to the extent such exclusion was waived under applicable health plans offered to such employees by Oplink) and (ii) to the extent permitted by the applicable Avanex insurance carrier, provide each such employee with credit for any co-payments, deductibles and other such expenses paid during the applicable period under any welfare plans maintained or contributed to by Oplink or its affiliates prior to the Effective Time in satisfying any applicable deductible, out-of-pocket or other such requirements for the corresponding period under any welfare plans maintained or contributed to by Avanex or its affiliates.

     5.10  Form S-8. Avanex agrees to file a registration statement on Form S-8
           --------
for the shares of Avanex Common Stock issuable with respect to assumed Oplink Options to the extent Form S-8 is available as soon as is reasonably practicable after the Effective Time (and in any event within five (5) business days and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     5.11  Indemnification.
           ---------------

          (a)  Indemnity. From and after the Effective Time, Avanex will, and
               ---------
will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Oplink pursuant to any indemnification agreements existing immediately prior to the Effective Time between Oplink and any person who is or was a director or officer of Oplink or any predecessor corporation (the "Indemnified Parties"), subject to applicable law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Oplink as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Oplink, unless such modification is required by law.

          (b)  Insurance.  For a period of six (6) years after the Effective
               ---------
Time, the Surviving Corporation will use commercially reasonable efforts to cause to be maintained in effect directors' and officers' liability insurance maintained by Oplink covering those persons who are covered by Oplink's directors' and officers' liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of Oplink; provided, however, that in no event will the Surviving Corporation be
        --------  -------
required to expend, with respect to any year, in excess of an amount equal to the greater of (i) one hundred fifty percent (150%) of the annual premium currently paid by Oplink for such coverage (and to the extent the amount it would be required to expend would exceed one hundred fifty percent (150%) of the annual premium currently paid by Oplink for such coverage, the Surviving Corporation shall use all reasonable efforts to maintain the maximum amount of coverage as is available for such one hundred fifty percent (150%) of such annual premium) or (ii) the premium necessary to obtain the amount of coverage in effect under Avanex's directors' and officers' liability insurance policy or policies covering Avanex's directors and officers for such year.

          (c)  Third-Party Beneficiaries. This Section 5.11 is intended to be
               -------------------------
for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of the Surviving Corporation honor the indemnification obligations set forth in this Section 5.11.

     5.12  Board of Directors and Executive Officers of Avanex.
           ---------------------------------------------------

          (a)  Board of Directors. The Board of Directors of Avanex will take
               ------------------
all actions necessary such that effective as of the Effective Time, four (4) directors selected by a majority of the Oplink directors, including Oplink's current Chief Executive Officer, shall become members of the Board of Directors of Avanex (the "Oplink Designated Directors") and that four (4) directors of Avanex selected by a majority of the Avanex directors, including Avanex's current Chief Executive Officer, shall remain on the Board of Directors of Avanex (the "Avanex Designated Directors") and that a ninth director acceptable to both a majority of the Oplink Designated Directors and a majority of the Avanex Designated Directors shall become a member of the Board of Directors of Avanex. The Board of Directors of Avanex will take all actions necessary to ensure that each of the three classes of directors of the Board of Directors of Avanex consists of one of the Oplink Designated Directors and one of the Avanex Designated Directors.

          (b)  Executive Officers. The Board of Directors of Avanex will take
               ------------------
all actions necessary such that effective as of the Effective Time, Avanex's Chief Executive Officer shall be Co-Chairman of the Board, Chief Executive Officer and President and Oplink's Chairman of the Board shall be Co-Chairman of the Board, each to hold office from and after the Effective Time until their respective successors are duly appointed and qualified in the manner provided in the Bylaws of Avanex or as otherwise provided by law or their earlier resignation or removal. In addition, the parties hereto acknowledge that it is their current intention that, as of the Effective Time, Oplink's Chief Financial Officer on the date hereof shall, assuming that he and Avanex reach agreement on mutually acceptable terms for his employment, be the Chief Financial Officer of Avanex, to hold office from and after the Effective Time until his successor is duly appointed and qualified in the manner provided in the Bylaws of Avanex or as otherwise provided by law or his earlier resignation or removal.

     5.13  Nasdaq Listing.  Prior to the Effective Time, Avanex agrees to use
           --------------
commercially reasonable efforts to authorize for listing on Nasdaq National Market the shares of Avanex Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

     5.14  Oplink Affiliates; Restrictive Legend. Oplink has delivered or
           -------------------------------------
caused to be delivered to Avanex, on or prior to the date hereof, from each person who may reasonably be deemed to be an affiliate of Oplink for purposes of Rule 145 promulgated under the Securities Act (an "Oplink Affiliate") an executed affiliate agreement in the form attached hereto as Exhibit F (the "Oplink Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. In the event that any other person becomes an Oplink Affiliate following the date of this Agreement, Oplink will use commercially reasonable efforts to deliver or cause to be delivered to Avanex an executed Oplink Affiliate Agreement with respect to such person as soon as possible. Avanex will be entitled to place appropriate legends on the certificates evidencing any Avanex Common Stock to be received by a Oplink Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Avanex Common Stock, consistent with the terms of the Oplink Affiliate Agreement.

     5.15  Treatment as Reorganization. Neither Avanex nor Oplink will, nor
           ---------------------------
will they permit any of their respective subsidiaries to, take any action prior to the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

     5.16  Section 16 Matters. Prior to the Effective Time, the Board of
           ------------------
Directors of each of Avanex and Oplink shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Oplink Options held by Oplink Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Oplink Insiders of Avanex Common Stock in exchange for Oplink

        Common Stock pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act by any officer or director of Oplink who may become a covered person for purposes of Section 16 of the Exchange Act (an "Oplink Insider").

        5.17  Rights Plans.
              ------------

              (a) Avanex shall not redeem the Avanex Rights, or amend, modify or terminate the Avanex Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

              (b) Oplink shall not redeem the Oplink Rights or amend, modify or terminate the Oplink Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

        5.18  Tax Matters. At or prior to the filing of the Registration
              -----------
Statement, Avanex and Oplink will execute and deliver to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and to Cooley Godward LLP tax representation letters in customary form. Avanex, Merger Sub and Oplink shall each confirm to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and to Cooley Godward LLP the accuracy and completeness as of the time the Registration Statement is declared effective and as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.18, Avanex will use its commercially reasonable efforts to cause Wilson Sonsini Goodrich & Rosati, Professional Corporation, to deliver to it, and Oplink will use its commercially reasonable efforts to cause Cooley Godward LLP to deliver to it, a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.18.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1   Conditions to Obligations of Each Party to Effect the Merger.
              ------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of Oplink and Avanex:

              (a)   Stockholder Approval. Each of the Oplink Stockholder
                    --------------------
Approval and the Avanex Stockholder Approval shall have been obtained.

              (b)   No Order. No Governmental Entity of competent jurisdiction
                    --------
shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

              (c)   Registration Statement Effective; Joint Proxy
                    ---------------------------------------------
Statement/Prospectus. The SEC shall have declared the Registration Statement
--------------------
effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

              (d)   HSR Act. The waiting period (and any extension thereof)
                    -------
under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. Satisfaction of all other material foreign antitrust requirements reasonably determined to apply prior to the Closing in connection with the transaction contemplated hereby shall have been obtained.

              (e)   No Governmental Restriction. There shall not be any
                    ---------------------------
pending or overtly threatened suit or action asserted by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or (ii) seeking to impose on Avanex or Oplink or any subsidiary or affiliate thereof any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

              (f)   Tax Opinions. Avanex and Oplink shall each have received
                    ------------
written opinions from their respective counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. It is understood that (i) in rendering such opinions, Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, may rely upon the tax representation letters referred to in Section 5.18, and (ii) if Wilson Sonsini Goodrich & Rosati, Professional Corporation, does not render the opinion required by this Section 6.1(f) to Avanex or withdraws or modifies such opinion, such condition will nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to Avanex, and if Cooley Godward LLP does not render the opinion required by this Section 6.1(f) to Oplink or withdraws or modifies such opinion, such condition will nonetheless be deemed to be satisfied if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders such opinion to Oplink.

              (g)   Nasdaq Listing. The shares of Avanex Common Stock to be
                    --------------
issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

        6.2   Additional Conditions to Obligations of Oplink. The obligation
              ----------------------------------------------
of Oplink to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Oplink:

              (a)   Representations and Warranties. The representations and
                    ------------------------------
warranties of Avanex (i) contained in Section 3.2 of this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date and (ii) otherwise contained in this Agreement shall have been true and correct as of the date of this

Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Avanex, or (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Avanex Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Oplink shall have received a certificate with respect to the foregoing signed on behalf of Avanex by the Chief Executive Officer and the Chief Financial Officer of Avanex.

              (b)   Agreements and Covenants. Avanex shall have performed or
                    ------------------------
complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Oplink shall have received a certificate to such effect signed on behalf of Avanex by the Chief Executive Officer and the Chief Financial Officer of Avanex.

        6.3   Additional Conditions to the Obligations of Avanex. The
              --------------------------------------------------
obligations of Avanex to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Avanex:

              (a)   Representations and Warranties. The representations and
                    ------------------------------
warranties of Oplink (i) contained in Section 2.2 of this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date and (ii) otherwise contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Oplink, or (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause
(A), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Oplink Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Oplink shall have received a certificate with respect to the foregoing signed on behalf of Oplink by the Chief Executive Officer and the Chief Financial Officer of Oplink.

              (b)   Agreements and Covenants. Oplink shall have performed or
                    ------------------------
complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Avanex shall have received a certificate to such effect signed on behalf of Oplink by the Chief Executive Officer and the Chief Financial Officer of Oplink.

                                  Article VII

                        TERMINATION, AMENDMENT AND WAIVER

        7.1   Termination. This Agreement may be terminated at any time prior
              -----------
to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of Oplink or Avanex:

              (a) by mutual written consent duly authorized by the Boards of Directors of Avanex and Oplink;

              (b) by either Oplink or Avanex if the Merger shall not have been consummated by September 30, 2002 (the "End Date"); provided, however,
                                                         --------  -------
that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

              (c) by either Oplink or Avanex if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

              (d) by either Oplink or Avanex if the required approval of the stockholders of Avanex contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Avanex stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this
                      --------  -------
Agreement under this Section 7.1(d) shall not be available to Avanex where the failure to obtain Avanex stockholder approval shall have been caused by the action or failure to act of Avanex and such action or failure to act constitutes a material breach by Avanex of this Agreement;

              (e) by either Oplink or Avanex if the required approval of the stockholders of Oplink contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Oplink stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this
                      --------  -------
Agreement under this Section 7.1(e) shall not be available to Oplink where the failure to obtain Oplink stockholder approval shall have been caused by the action or failure to act of Oplink and such action or failure to act constitutes a material breach by Oplink of this Agreement;

              (f) by Avanex at any time prior to the approval and adoption of this Agreement and approval of the Merger by the required vote of the stockholders of Oplink if a Triggering Event (as defined below in this Section 7.1) with respect to Oplink shall have occurred;

              (g) by Oplink at any time prior to the approval of the Share Issuance by the required vote of the stockholders of Avanex if a Triggering Event with respect to Avanex shall have occurred;

              (h) by Oplink, upon a breach of any representation, warranty, covenant or agreement on the part of Avanex set forth in this Agreement, or if any representation or warranty of Avanex shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if
                                                              --------
such inaccuracy in Avanex's representations and warranties or breach by Avanex is curable by Avanex through the exercise of its commercially reasonable efforts, then this Agreement shall not terminate pursuant to this Section 7.1(h) as a result of such particular breach or inaccuracy until the earlier of
(i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Avanex to Oplink of such breach or inaccuracy and (ii) Oplink ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(h) as a result of such particular breach or inaccuracy if such breach by Avanex is cured prior to such termination becoming effective); and

              (i) by Avanex, upon a breach of any representation, warranty, covenant or agreement on the part of Oplink set forth in this Agreement, or if any representation or warranty of Oplink shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if
                                                              --------
such inaccuracy in Oplink's representations and warranties or breach by Oplink is curable by Oplink through the exercise of its commercially reasonable efforts, then this Agreement shall not terminate pursuant to this Section 7.1(i) as a result of such particular breach or inaccuracy until the earlier of
(i) the expiration of a thirty (30) day period commencing upon delivery of written notice from Oplink to Avanex of such breach or inaccuracy and (ii) Avanex ceasing to exercise commercially reasonable efforts to cure such breach (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(i) as a result of such particular breach or inaccuracy if such breach by Oplink is cured prior to such termination becoming effective).

        For the purposes of this Agreement, a "Triggering Event," with respect to a party hereto, shall be deemed to have occurred if: (i) its Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the other party hereto its applicable Board Recommendation, or shall have resolved to do any of the same,
(ii) its Board of Directors fails to reaffirm (publicly, if so requested) its applicable Board Recommendation within ten (10) business days after the other party hereto requests in writing that such recommendation be reaffirmed after the public announcement of an Acquisition Proposal, (iii) its Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or shall have resolved to do any of the same, (iv) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with the other party hereto and it shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of such party recommends rejection of such tender or exchange offer, (v) its Board of Directors shall have amended or resolved to amend its Rights Agreement in a manner so as to render it inapplicable to any Acquisition Proposal (other than the Merger), or (vi) it has materially breached the provisions of Section 5.2(b) or 5.3 hereof.

        7.2   Effect of Termination. In the event of the termination of this
              ---------------------
Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4(a), this Section 7.2,
Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any intentional or willful breach of, this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3   Fees and Expenses.
              -----------------

              (a)   General. Except as set forth in this Section 7.3, all fees
                    -------
and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Avanex and Oplink
                                  --------  -------
shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act or any other filing fee required by a Governmental Entity pursuant to Section 5.6(a).

              (b)   Payments.
                    --------

                    (i)    Payment by Oplink. In the event that this Agreement
                           -----------------
is terminated by Avanex or Oplink, as applicable, pursuant to Sections 7.1(b),
(e) or (f), Oplink shall promptly, but in no event later than two (2) days after the date of such termination, pay Avanex a fee equal to twelve million dollars ($12,000,000) in immediately available funds (the "Oplink Termination Fee"); provided, that in the case of termination under Section 7.1(b) or 7.1(e), (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to Oplink that has not been irrevocably and publicly withdrawn by the time of such termination and (1) within twelve (12) months following the termination of this Agreement an Acquisition (as defined in Section 7.3(b)(iv)) of Oplink is consummated or (2) within twelve (12) months following the termination of this Agreement Oplink enters into an agreement providing for an Acquisition of Oplink and such Acquisition of Oplink is subsequently consummated and (B) such payment shall be made prior to and as a condition of the consummation of such Acquisition of Oplink.

                    (ii)   Payment by Avanex. In the event that this Agreement
                           -----------------
is terminated by Avanex or Oplink, as applicable, pursuant to Sections 7.1(b),
(d) or (g), Avanex shall promptly, but in no event later than two (2) days after the date of such termination, pay Oplink a fee equal to twelve million dollars ($12,000,000) in immediately available funds (the "Avanex Termination Fee"); provided, that in the case of termination under
Section 7.1(b) or 7.1(d), (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to Avanex that has not been irrevocably and publicly withdrawn by the time of such termination and
(1) within twelve (12) months following the termination of this Agreement an Acquisition of Avanex is consummated or (2) within twelve (12) months following the termination of this Agreement Avanex enters into an agreement providing for an Acquisition of Avanex and such Acquisition of Avanex is subsequently consummated and (B) such payment shall be made prior to and as a condition of the consummation of such Acquisition of Avanex.

                    (iii)  Interest and Costs; Other Remedies. Each of Avanex
                           ----------------------------------
and Oplink acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Avanex or Oplink, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3(b), the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

                    (iv)   Certain Definitions. For the purposes of this
                           -------------------
Section 7.3(b) only, "Acquisition," with respect to a party hereto, shall mean, other than the transactions contemplated by this Agreement, an Acquisition Proposal, provided, that for the purpose of this definition, the term
          --------
"Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3(g)(i), except that references to "15%" therein shall be deemed to be references to "40%."

        7.4   Amendment. Subject to applicable law, this Agreement may be
              ---------
amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Avanex and Oplink, provided, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval. This Agreement may be not amended except by execution of an instrument in writing signed on behalf of each of Avanex and Oplink.

        7.5   Extension; Waiver. At any time prior to the Effective Time
              -----------------
either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1   Non-Survival of Representations and Warranties. The
              ----------------------------------------------
representations and warranties of Oplink and Avanex contained in this Agreement, or any certificate or instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

        8.2   Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

              (a)   if to Avanex or Merger Sub, to:

                    Avanex Corporation
                    40919 Encyclopedia Circle
                    Fremont, CA  94538
                    Attention:  Chief Executive Officer
                    Fax No.:  (510) 897-4189

                    with copies to:

                    Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                    Palo Alto, CA 94304
                    Attention:  Mark A. Bertelsen
                    Fax No.:  (650) 493-6811

                    Wilson Sonsini Goodrich & Rosati, Professional Corporation One Market
                    Spear Tower, Suite 3300
                    San Francisco, CA 94105
                    Attention:  Steve L. Camahort
                    Fax:  (415) 947-2099

              (b)   if to Oplink, to:

                    Oplink Communications, Inc.
                    3469 North First Street
                    San Jose, CA 95134
                    Attention:  Chief Executive Officer
                    Fax No.:  (408) 433-0606

                    with a copy to:

                    Cooley Godward LLP
                    3000 El Camino Real
                    Palo Alto, CA 94306
                    Attention:  Eric Jensen
                    Suzanne Sawochka Hooper
                    Fax No.:  (650) 849-7400

        8.3   Interpretation; Knowledge.
              -------------------------

              (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all such entity and its subsidiaries, taken as a whole. An exception or disclosure made in the Oplink Disclosure Letter with regard to a representation of Oplink, or in the Avanex Disclosure Letter with regard to a representation of Avanex, shall be deemed made with respect to any other representation by such party to which the relevance of such exception or disclosure is reasonably apparent.

              (b) For purposes of this Agreement, the term "Knowledge" means, with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party.

              (c) For purposes of this Agreement, the term "Material Adverse Effect," when used in connection with an entity, means any fact, change, event, development, circumstance or effect (any such item, an "Effect"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or could reasonably be expected to be materially adverse to the business, assets (including intangible assets), capitalization, condition (financial or otherwise) or results of operations of such entity taken as a whole with its subsidiaries; provided, however, that in no event shall any of the following,
              --------  -------
alone or in combination, be deemed to constitute a Material Adverse Effect on any entity: any Effect resulting from (A) general economic conditions or conditions generally affecting the optical networking industry, except in either case to the extent such party is materially disproportionately affected thereby, (B) the announcement or pendency of the Merger, (C) a change in the stock price or trading volume of such entity (or any failure of such entity to meet published revenue or earnings projections, provided that clause (C) shall not exclude any underlying
                      --------
Effect which may have caused such change in stock price or trading volume or failure to meet published revenue or earnings projections, or (D) any adverse Effect resulting from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof.

              (d) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        8.4   Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5   Entire Agreement; Third-Party Beneficiaries. This Agreement and
              -------------------------------------------
the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Oplink Disclosure Letter and the Avanex Disclosure Letter, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided in Section 5.11 following the Effective Time.

        8.6   Severability. In the event that any provision of this Agreement
              ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7   Other Remedies; Specific Performance. Except as otherwise
              ------------------------------------
provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8   Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8.9   Rules of Construction. The parties hereto agree that they have
              ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10  Assignment. No party may assign either this Agreement or any of
              ----------
its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this
Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.11  Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL
              --------------------
RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                AVANEX CORPORATION


                                By: /s/ Paul Engle
                                    -------------------------------------------
                                Name: Paul Engle

                                Title: President and Chief Executive Officer


                                OPLINK COMMUNICATIONS, INC.


                                By: /s/ Frederick Fromm
                                    -------------------------------------------
                                Name: Frederick Fromm

                                Title: President and Chief Executive Officer


                                PEARL ACQUISITION CORP.


                                By: /s/ Paul Engle
                                    -------------------------------------------
                                Name: Paul Engle

                                Title: President and Chief Executive Officer


                            ****MERGER AGREEMENT****